EXHIBIT 10.2

EXECUTION VERSION

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

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Page
ARTICLE 14 INVESTMENT REPRESENTATIONS	56

14.1 Investment Purpose	56
14.2 Investment Restriction	56

ARTICLE 15 GENERAL PROVISIONS	56

15.1 Amendment; Waiver	56
15.2 Governing Law	56
15.3 Binding Effect	56
15.4 Separability	56
15.5 Headings	56
15.6 No Third-Party Rights	57
15.7 Waiver of Partition and Application for Dissolution	57
15.8 Nature of Interests	57
15.9 Counterpart Execution	57

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SCHEDULES

SCHEDULE A — Initial Capital Contributions

SCHEDULE B — Members and Member Interests

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LJ VP HOLDINGS LLC

THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT is entered into this 30th day of April, 2012, and effective as of the Effective Time, by and among Penske Truck Leasing Corporation, a Delaware corporation with its offices at 2675 Morgantown Road, Reading, Pennsylvania 19607 (as further defined below, “PTLC”), Penske Automotive Group, Inc., a Delaware corporation with its offices at 2555 Telegraph Road, Bloomfield Hills, Michigan 48302 (as further defined below, “PAG”), GE Capital Truck Leasing Holding Corp., a Delaware corporation with its offices at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (as further defined below, “GE Truck Leasing Holdco”), Logistics Holding Corp., a Delaware corporation with its offices at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 (as further defined below, “GE Logistics Holdco”), and General Electric Credit Corporation of Tennessee, a Tennessee corporation with its offices at 2 Bethesda Metro Center, Suite 600, Bethesda MD 20814 (as further defined below, “GE Tennessee”), as members.

WITNESSETH:

WHEREAS, a limited liability company was heretofore formed in accordance with the provisions of the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.) (as amended from time to time and any successor to such Act, the “Act”) under the name LJ VP Holdings LLC (the “Company”);

WHEREAS, the parties hereto entered into a Limited Liability Company Agreement dated as of April 24, 2012, with respect to the Company (the “Original LLC Agreement”), and the members of the Company now desire to amend and restate in its entirety the Original LLC Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree that the Original LLC Agreement is hereby amended and restated in its entirety by this Agreement, and as so amended and restated hereby shall read in its entirety as follows:

ARTICLE 1

THE LIMITED LIABILITY COMPANY

1.1 Formation and Membership.

(a) The parties hereto (the “Initial Members”), in consideration of the mutual covenants and agreements herein contained, have formed the Company under and pursuant to the provisions of the Act to engage in the business hereinafter described for the period and upon the terms and conditions hereinafter set forth.

(b) The Initial Members have been admitted to the Company as Members, and the Initial Members have contributed to the capital of the Company their initial Capital Contributions in exchange for each of their respective Member Interests, as set forth in Article 3 below.

1.2 Certificate of Limited Liability Company. PTLC, as Managing Member, has executed and caused to be filed a Certificate of Formation of the Company in the office of the Secretary of State of the State of Delaware on April 10, 2012 (the “Certificate”). The Managing Member hereafter shall execute such further documents and take such further action as shall be appropriate to comply with all requirements of Law for the formation and operation of a limited liability company in the State of Delaware.

1.3 Name. The name of the Company is “LJ VP Holdings LLC”.

1.4 Character of Business. The business of the Company shall be limited exclusively to (i) issuing the Company Bonds and complying with its obligations with respect thereto and (ii) owning the member interests of the Company Sub and directing the Company Sub’s activities as limited partner or general partner of the Partnership, as applicable. The Company shall have and exercise all the powers now or hereafter conferred by the Laws of the State of Delaware on limited liability companies formed under the Laws of that State to do any and all things as fully as natural persons might or could do as are not prohibited by Law, but only as necessary or appropriate to effectuate the purpose of the Company set forth in the immediately preceding sentence, including, without limitation, the execution and delivery by the Managing Member, on behalf of the Company, of the Company Bond Indenture, the Company Bonds and any related purchase agreement relating to the offer and sale of the Company Bonds in accordance with the provisions thereof. The business of the Company shall be conducted in accordance with, and any action required or permitted to be taken by the Managing Member or any Non-Managing Member shall be taken in compliance with, all applicable Laws.

1.5 Certain Business Policies. The Company, on behalf of itself and the Company Sub, will maintain the standards and abide by the policies set forth in the Partnership’s Code for Business Conduct in effect as of the Effective Time as if the Company were the Partnership thereunder. The Company shall conduct its business and the business of the Company Sub in accordance with such policies, as the same may be amended from time to time in accordance with Subsection 6.4(b)(iii).

1.6 Principal Offices. The location of the principal offices of the Company shall be at 2675 Morgantown Road, Reading, Pennsylvania 19607, or at such other location as may be selected from time to time by the Managing Member. If the Managing Member changes the location of the principal offices of the Company, the Non-Managing Members shall be notified in writing within thirty (30) days thereafter. The Company may maintain such other offices at such other places as the Managing Member deems advisable.

1.7 Fiscal Year. The fiscal year of the Company shall be the calendar year (the “Company Year”).

1.8 Accounting Matters. Unless otherwise specified herein, all accounting determinations hereunder shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles applied on a consistent basis with prior periods, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the GE Representative Member and the Auditor who is at the time reporting on such financial statements.

ARTICLE 2

DEFINITIONS

The following defined terms used in this Agreement shall have the respective meanings specified below.

2.1 Accepting Members. “Accepting Members” shall have the meaning ascribed to such term in Subsection 9.3(e) hereof.

2.2 Act. “Act” shall have the meaning ascribed to such term in the first “Whereas” clause hereof.

2.3 Additional Capital Contribution Loan. “Additional Capital Contribution Loan” shall mean a loan to a Delinquent Member for an Interest Obligations Deficiency relating to Interest Obligations, which shall bear interest at the Default Rate and will be due and payable in full one hundred eighty (180) days after its issuance.

2.4 Adjusted Capital Account Deficit. “Adjusted Capital Account Deficit” shall mean, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other period, after giving effect to the following adjustments:

(i) Credit to such Capital Account any amounts that such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) or deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(ii) Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

2.5 Affiliate. “Affiliate” shall mean, with respect to any specified Person, any other Person that, at the time of determination, (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, such specified Person, (ii) beneficially owns or Controls ten percent (10%) or more of any class or series of outstanding voting securities of such specified Person, (iii) is a managing member, manager or general partner of such specified Person, or (iv) is an officer, director, managing member, manager or general partner of any of the foregoing.

2.6 Agreement. This “Agreement” shall refer to this Amended and Restated Limited Liability Company Agreement, including the Schedules hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.7 Alternate Transaction. “Alternate Transaction” shall have the meaning ascribed to such term in Section 10.2.

2.8 Alternative Structure. “Alternative Structure” or “Alternative Structures” shall have the meaning ascribed to such term in Section 10.2.

2.9 Auditor. “Auditor” shall mean Deloitte LLP, or any successor firm of independent auditors selected pursuant to Subsection 6.4(g) of the Partnership Agreement.

2.10 Backstop Defaulting Member. “Backstop Defaulting Member” shall have the meaning ascribed to such term in Section 5.1.

2.11 Backstop Indemnity Obligation. “Backstop Indemnity Obligation” shall mean the obligation of each of PTLC and PAG and its permitted successors and permitted assigns for payment of its Co-Obligation Fee and Indemnified Amount (as such terms are defined in its Indemnification Agreement).

2.12 Bankruptcy. The “Bankruptcy” of a Member shall mean (i) the filing by a Member of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency Law, or a Member’s filing an answer consenting to or acquiescing in any such petition, (ii) the making by a Member of any assignment for the benefit of its creditors or (iii) the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of a Member, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal or state insolvency Law, provided that the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

2.13 Bonds Interest Payment Date. “Bonds Interest Payment Date” shall mean the date that any Interest Obligations are due and payable to the holders of the Company Bonds as set forth in the Company Bond Indenture as in effect on the date hereof, unless any amendment or waiver thereto is consented to by the Penske Members.

2.14 Bonds Maturity Date. “Bonds Maturity Date” shall mean the date that the Maturity Obligations are due and payable to the holders of the Company Bonds as set forth in the Company Bond Indenture as in effect on the date hereof, unless any amendment or waiver thereto is consented to by the Penske Members.

2.15 Business Day. “Business Day” shall mean any day other than a Saturday or Sunday or other day that commercial banks are required or permitted to be closed in New York City.

2.16 Capital Account. “Capital Account” shall mean, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(i) To each Member’s Capital Account there shall be credited such Member’s Capital Contributions, such Member’s distributive share of Profits and any items in the nature of income or gain that are specially allocated pursuant to Section 5.3 or Section 5.4, and the amount of any Company liabilities assumed by such Member or that are secured by any Company property distributed to such Member;

(ii) To each Member’s Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 5.3 or Section 5.4, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

(iii) In the event all or a portion of an interest in the Company is Transferred, in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(iv) In determining the amount of any liability for purposes of subparagraphs (i) and (ii) and the definition of “Capital Contribution,” there shall be taken into account Code Section 752 (c) and any other applicable provisions of the Code and Regulations.

2.17 Capital Contribution. “Capital Contribution” shall mean, with respect to any Member, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Company by such Member (or its predecessors in interest) with respect to the Member Interest of such Member.

2.18 Certificate. “Certificate” shall have the meaning ascribed to such term in Section 1.2.

2.19 Code. “Code” shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time, or the corresponding provisions of any successor statute.

2.20 Company. “Company” shall have the meaning ascribed to such term in the first “Whereas” clause hereof.

2.21 Company Bond Indenture. “Company Bond Indenture” shall mean the indenture, dated as of April 30, 2012, entered into by the Company and GECC in their capacities as co-issuers of the Company Bonds, with The Bank of New York Mellon, as Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time, or any successor indenture relating to any successor notes or bonds issued in connection with a Refinancing pursuant to Section 10.2.

2.22 Company Bonds. “Company Bonds” shall mean the notes of the Company and GECC, as co-obligors, in an aggregate amount of $700,000,000, issued pursuant to the Company Bond Indenture, or any successor notes or bonds issued in connection with a Refinancing pursuant to Section 10.2.

2.23 Company Minimum Gain. “Company Minimum Gain” shall have the same meaning as the term “partnership minimum gain” in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).

2.24 Company Sub. “Company Sub” shall mean LJ VP, LLC, a wholly owned Subsidiary of the Company and limited partner or general partner, as applicable, of the Partnership.

2.25 Company Year. “Company Year” shall have the meaning ascribed to such term in Section 1.7.

2.26 Contribution Subaccount. “Contribution Subaccount” shall have the meaning ascribed to such term in Subsection 3.2(f).

2.27 Control. “Control” (including the correlative terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2.28 Deemed Transfer. “Deemed Transfer” shall have the meaning ascribed to such term in Subsection 8.2(e).

2.29 Default Rate. “Default Rate” shall mean a rate of interest per annum equal to the Prime Rate as it may change from time to time plus 2.5%, provided that the Default Rate shall not exceed a rate that may be lawfully charged.

2.30 Delinquent Member. “Delinquent Member” shall have the meaning ascribed to such term in Subsection 3.2(g).

2.31 Depreciation. “Depreciation” shall mean, for each taxable year or portion of a taxable year for which the Company is required to allocate Profits, Losses, or other items pursuant to Article 5, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that (i) with respect to any asset whose Gross Asset Value differs from its adjusted tax basis for federal income tax purposes and which difference is being eliminated by use of the “remedial allocation method” defined by Treasury Regulation Section 1.704-3(d), Depreciation for such taxable year or portion of a taxable year shall be the amount of the book basis recovered for such taxable year or portion of a taxable year under the rules prescribed in Treasury Regulation Section 1.704-3(d)(2) (notwithstanding anything to the contrary in Subsection 5.6(c)) and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of an asset at the beginning of such taxable year or portion of a taxable year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method agreed upon by the Managing Member and the GE Representative Member.

2.32 Effective Time. “Effective Time” shall mean the close of the Company’s business on the date of this Agreement.

2.33 Equity Offering. “Equity Offering” shall have the meaning ascribed to such term in Section 10.2.

2.34 Evaluation Material. “Evaluation Material” shall have the meaning ascribed to such term in Section 6.8.

2.35 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.36 Fall Away Event. “Fall Away Event” shall mean the assumption by GECC of all obligations under the Company Bond Indenture and the securities issued thereunder pursuant to Section 11.03 thereof.

2.37 First Delinquency Notice. “First Delinquency Notice” shall have the meaning ascribed to such term in Subsection 3.2(g)(i).

2.38 Funding Loan. “Funding Loan” shall have the meaning ascribed to such term in Subsection 8.2(e)(iii).

2.39 Funding Subaccount. “Funding Subaccount” shall have the meaning ascribed to such term in Subsection 3.2(a).

2.40 GECC. “GECC” shall mean General Electric Capital Corporation, a Delaware corporation.

2.41 GECC Consolidated Group. “GECC Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which GECC is the common parent.

2.42 GE Logistics Holdco. “GE Logistics Holdco” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.43 GE Losses. “GE Losses” shall mean all damages, losses, liabilities, costs and expenses incurred by GECC or any of its Affiliates resulting from or attributable to any breach of or default under a Backstop Indemnity Obligation.

2.44 GE Members. “GE Members” shall mean GE Truck Leasing Holdco, GE Logistics HoldCo, GE Tennessee and any Permitted Intragroup Transferees thereof.

2.45 Generally Accepted Accounting Principles. “Generally Accepted Accounting Principles” shall refer to generally accepted accounting principles as in effect from time to time in the United States of America.

2.46 General Partner Activities. “General Partner Activities” shall have the meaning ascribed to such term in Section 4.2.

2.47 GE Representative Member. “GE Representative Member” shall mean (i) GE Truck Leasing Holdco or such other Member as designated by the then existing GE Members, or (ii) any permitted successor or permitted assignee to which a GE Member has Sold in whole or in part its right to designate or replace the GE Representative Member pursuant to Subsection 9.5(d) (and any permitted successor or permitted assignee thereof) or such other Member as designated thereby.

2.48 GE Tennessee. “GE Tennessee” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.49 GE Truck Leasing Holdco. “GE Truck Leasing Holdco” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.50 Governmental Authority. “Governmental Authority” shall mean any (i) U.S., foreign, federal, state, local or other government, (ii) governmental commission, board, body, bureau, agency, department or other judicial, regulatory or administrative authority of any nature, including courts, tribunals and other judicial bodies, (iii) any self regulatory body or authority, and (iv) any instrumentality or entity designed to act for or on behalf of the foregoing in exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

2.51 Gross Asset Value. “Gross Asset Value” shall mean, with respect to any asset, the asset’s adjusted basis for federal income tax purposes except as follows:

(1) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as agreed to by the Contributing Member and the Managing Member at the time of such contribution; provided, that, if the contributing Member is the Managing Member or an Affiliate of the Managing Member, the gross fair market value of such asset must be approved by the GE Representative Member;

(2) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as proposed by the Managing Member and approved by the GE Representative Member, as of the following times: (a) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Company to a Member of more than a de minimis amount of property as consideration for a Member Interest; (c) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and (d) in connection with the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity in anticipation of being a Member; provided, however, that adjustments pursuant to clauses (a), (b) and (d) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(3) The Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the Managing Member, provided that, if the distributee is the Managing Member or an Affiliate of the Managing Member, the determination of the fair market value of the distributed asset shall require the approval of the GE Representative Member; and

(4) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Section 743(b) but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to (a) Regulations Section 1.704-1(b)(2)(iv)(m) and (b) subparagraph (vi) of the definition of “Profits” and “Losses” in Subsection 2.98 or Subsection 5.3(g), provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (4) to the extent the Managing Member determines that an adjustment pursuant to subparagraph (2) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to Subsections 2.51(1), (2), or (4) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

2.52 Indemnification Agreements. “Indemnification Agreements” shall mean (i) the PTLC Co-Obligation Fee, Indemnity and Security Agreement, dated as of the date hereof, by and among PTLC, Penske System, Inc. and GECC, (ii) the PAG Co-Obligation Fee, Indemnity, and Security Agreement, dated as of the date hereof, by and among PAG and GECC, each as may be amended, restated, supplemented or otherwise modified from time to time and (iii) any instrument of assumption or indemnification executed by any transferee of Member Interests that sets forth such transferee’s agreement to be bound by all of the provisions of an Indemnification Agreement in connection with a Sale of Member Interests pursuant to Article 9.

2.53 Initial Members. “Initial Members” shall have the meaning ascribed to such term in Subsection 1.1(a).

2.54 Initiated Offer. “Initiated Offer” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.55 Interested Party. “Interested Party” shall have the meaning ascribed to such term in Section 6.5.

2.56 Interest Obligations. “Interest Obligations” shall mean the next scheduled interest payment obligation required under the Company Bonds (other than the interest component of any Maturity Obligations).

2.57 Interest Obligations Deficiency. “Interest Obligations Deficiency” shall have the meaning ascribed to such term in Subsection 3.2(b).

2.58 Interest Obligations Deficiency Notice. “Interest Obligations Deficiency Notice” shall have the meaning ascribed to such term in Subsection 3.2(b).

2.59 Interest Obligations Deficiency Response Notice. “Interest Obligations Deficiency Response Notice” shall have the meaning ascribed to such term in Subsection 3.2(e).

2.60 Interest Sweep Date. “Interest Sweep Date” shall have the meaning ascribed to such term in Subsection 3.2(c).

2.61 Investment Company Act. “Investment Company Act” shall mean the United States Investment Company Act of 1940, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations thereunder.

2.62 Law. “Law” shall mean any applicable foreign or domestic, federal, state or local statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or requirement of any Governmental Authority or any arbitration tribunal.

2.63 Lien. “Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

2.64 LJ VP Holdings Payment Account. “LJ VP Holdings Payment Account” shall have the meaning ascribed to such term in the Company Bond Indenture.

2.65 Managing Member. “Managing Member” shall mean initially PTLC until such time as it withdraws or is replaced in accordance with this Agreement, any Person substituted therefor in accordance with the terms of this Agreement and any Person admitted from time to time as a managing member in the Company in accordance with this Agreement.

2.66 Maturity Deficiency. “Maturity Deficiency” shall have the meaning ascribed to such term in Subsection 3.3(b).

2.67 Maturity Deficiency Notice. “Maturity Deficiency Notice” shall have the meaning ascribed to such term in Subsection 3.3(b).

2.68 Maturity Obligations. “Maturity Obligations” shall mean an aggregate amount sufficient to satisfy all obligations due upon the scheduled maturity of the Company Bonds, including principal and interest, pursuant to the Company Bond Indenture as in effect on the date hereof.

2.69 Maturity Sweep Date. “Maturity Sweep Date” shall have the meaning ascribed to such term in Subsection 3.3(d).

2.70 Member. “Member” shall mean the Non-Managing Members and Managing Member, and shall include each Person admitted from time to time as a member in the Company in accordance with Article 9 of this Agreement.

2.71 Member Interest. “Member Interest” shall refer, with respect to a given Member as of a given date, to such Member’s interest as a managing member in the Company (if any) and such Member’s interest as a non-managing member in the Company (if any), in each case as of such date, including any and all benefits to which the holder of such an interest may be entitled as provided in this Agreement, together with all obligations of such Member to comply with the terms and provisions of this Agreement.

2.72 Member Nonrecourse Debt. “Member Nonrecourse Debt” shall have the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

2.73 Member Nonrecourse Debt Minimum Gain. “Member Nonrecourse Debt Minimum Gain” shall mean an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with the provisions of Regulations Section 1.704-2(i)(3) relating to “partner Nonrecourse Debt minimum gain.”

2.74 Member Nonrecourse Deductions. “Member Nonrecourse Deductions” shall have the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

2.75 Non-Issuing Member. “Non-Issuing Member” shall have the meaning ascribed to such term in Section 6.8.

2.76 Non-Managing Member. “Non-Managing Member” shall initially mean PAG, GE Tennessee, GE Truck Leasing Holdco and GE Logistics Holdco, and shall include each Person admitted from time to time as a non-managing member in the Company.

2.77 Nonrecourse Deductions. “Nonrecourse Deductions” shall have the meaning set forth in Regulations Sections 1.704-2(b)(1) and 1.704-2(c).

2.78 Nonrecourse Liability. “Nonrecourse Liability” shall have the meaning set forth in Regulations Section 1.704-2(b)(3).

2.79 Offer. “Offer” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.80 Offered Interest. “Offered Interest” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.81 Offeree Member. “Offeree Member” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.82 Offering Member. “Offering Member” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.83 Original LLC Agreement. “Original LLC Agreement” shall have the meaning ascribed to such term in the second “Whereas” clause hereof.

2.84 PAG. “PAG” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.85 PAG Consolidated Group. “PAG Consolidated Group” shall mean a consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which PAG is the common parent.

2.86 Parent Company. “Parent Company” shall mean, in the case of a GE Member, GECC and, in the case of a Penske Member, Penske Corporation. The Parent Company of PAG shall be Penske Corporation for so long as PAG is controlled by Penske Corporation.

2.87 Partnership. “Partnership” shall mean Penske Truck Leasing Co., L.P., a Delaware limited partnership.

2.88 Partnership Agreement. “Partnership Agreement” shall mean the Fourth Amended and Restated Agreement of Limited Partnership dated as of the date hereof by and among PTLC, PAG, GE Logistics Holdco, GE Truck Leasing Holdco, GE Tennessee and Company Sub, as limited partners, and PTLC, as general partner, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2.89 Partnership Interests. “Partnership Interests” shall have the meaning ascribed to such term in the Partnership Agreement.

2.90 Paying Agent. “Paying Agent” shall have the meaning ascribed to such term in Subsection 3.2(a).

2.91 Penske Members. “Penske Members” shall mean PTLC and shall include any Permitted Intragroup Transferees thereof.

2.92 Percentage Interest. The “Percentage Interest” of a Member shall be the percentage ownership set forth next to its respective name on Schedule B hereto, as such Schedule B shall be amended, restated, supplemented, or otherwise modified from time to time to reflect Sales of interests in the Company to the extent permitted by this Agreement.

2.93 Permitted Intragroup Transferees. “Permitted Intragroup Transferees” shall mean successors and assigns permitted or required under Subsections 9.2(b), (c) or (e).

2.94 Permitted Working Capital. “Permitted Working Capital” shall mean any amounts that the Managing Member reasonably determines are necessary to meet current expenses of the Company, provided that such amounts shall not exceed $100,000 in the aggregate.

2.95 Person. “Person” shall include an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, and any other entity.

2.96 Potential Buyer. “Potential Buyer” shall have the meaning ascribed to such term in Section 6.8.

2.97 Prime Rate. “Prime Rate” shall mean the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) as published in the Wall Street Journal or other equivalent publication if the Wall Street Journal no longer publishes such information.

2.98 Profits and Losses. “Profits” and “Losses” shall mean, for each taxable year or portion of a taxable year, an amount equal to the Company’s taxable income or loss for such taxable year or portion of a taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection 2.98 shall be added to such taxable income or loss;

(ii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Subsection 2.98 shall be subtracted from such taxable income or loss;

(iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Subsection 2.51(2) or (3) hereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

(iv) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(v) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such taxable year or portion of a taxable year;

(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(vii) Notwithstanding any other provision of this definition of “Profits” and “Losses,” any items that are specially allocated pursuant to Sections 5.3 and 5.4 shall not be taken into account in computing Profits or Losses.

The amounts of items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Sections 5.3 and 5.4 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi).

2.99 Pro Rata Interest Obligations Deficiency Amount. “Pro Rata Interest Obligations Deficiency Amount” shall have the meaning ascribed to such term in Subsection 3.2(b).

2.100 Pro Rata Maturity Deficiency Amount. “Pro Rata Maturity Deficiency Amount” shall have the meaning ascribed to such term in Subsection 3.3(b).

2.101 PTLC. “PTLC” shall have the meaning ascribed to such term in the first Paragraph of this Agreement and shall include any Permitted Intragroup Transferees thereof.

2.102 PTLC Consolidated Group. “PTLC Consolidated Group” shall mean the consolidated group, determined in accordance with Generally Accepted Accounting Principles, of which Penske Corporation is the common parent, except that members of the PAG Consolidated Group shall not be deemed members of the PTLC Consolidated Group.

2.103 Qualified Purchaser. “Qualified Purchaser” shall mean a “qualified purchaser” as defined in Section 2(a)(51)(A) of the Investment Company Act.

2.104 Rebuttal. “Rebuttal” shall have the meaning ascribed to such term in Section 10.2.

2.105 Recipient Group. “Recipient Group” shall have the meaning ascribed to such term in Section 6.8.

2.106 Refinancing. “Refinancing” shall have the meaning ascribed to such term in Section 10.2.

2.107 Regulations. “Regulations” shall mean the United States Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended, restated, supplemented or otherwise modified from time to time.

2.108 Regulatory Allocations. “Regulatory Allocations” shall have the meaning ascribed to such term in Section 5.4.

2.109 Required Interest Deposit Date. “Required Interest Deposit Date” shall have the meaning ascribed to such term in Subsection 3.2(a).

2.110 Required Maturity Deposit Date. “Required Maturity Deposit Date” shall have the meaning ascribed to such term in Subsection 3.3(a).

2.111 Response Notice. “Response Notice” shall have the meaning ascribed to such term in Subsection 9.3(d) hereof.

2.112 Returns. “Returns” shall have the meaning ascribed to such term in Subsection 8.2(d).

2.113 Sale. “Sale” (including, with its correlative meanings, “Sell” and “Sold”) with respect to a Member Interest shall mean any voluntary or involuntary sale, assignment, transfer or other disposition of all or any portion of such Member Interest (or any right or interest therein), including by operation of Law, but, for the avoidance of doubt, does not include the creation of any Liens upon a Member Interest unless the holder of such a Lien acquires all or any portion of such Member Interest or the Member Interest is otherwise sold, transferred or assigned in accordance with the Lien.

2.114 Schedule. “Schedule” shall refer to one of several written Schedules to this Agreement, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, each of which is hereby incorporated into and made a part of this Agreement for all purposes.

2.115 Second Delinquency Notice. “Second Delinquency Notice” shall have the meaning ascribed to such term in Subsection 3.2(h)(i).

2.116 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended and in effect from time to time, or the corresponding provisions of any successor statute, and the rules and regulations promulgated thereunder.

2.117 Subsidiary. “Subsidiary” shall refer to (i) any corporation (or equivalent legal entity under foreign Law) of which another Person owns directly or indirectly more than fifty percent (50%) of the stock, the holders of which are ordinarily and generally, in the absence of contingencies or understandings, entitled to vote for the election of directors, (ii) any limited liability company in which such Person owns directly or indirectly more than fifty percent (50%) of the membership interests, (iii) any partnership in which such other Person owns directly or indirectly more than fifty percent (50%) of the partnership interests and (iv) any other entity of which another Person has the voting power to elect the majority of the members of the board of directors, the board of managers, or a similar body of such entity.

2.118 Third-Party Proposed Sale. “Third Party Proposed Sale” shall have the meaning ascribed to such term in Subsection 9.3(c).

2.119 Third Party Sale. “Third Party Sale” shall have the meaning ascribed to such term in Section 10.1.

2.120 Transaction Notice. “Transaction Notice” shall have the meaning ascribed to such term in Section 10.2.

2.121 Transfer. “Transfer” shall mean any Sale or creation of a Lien.

2.122 Trustee. “Trustee” shall mean, The Bank of New York Mellon, or any successor thereto appointed as trustee pursuant to the Company Bond Indenture.

2.123 Trustee Affiliate. “Trustee Affiliate” shall mean, with respect to the Trustee, any other Person that, at the time of determination, (i) directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Trustee.

2.124 General Provisions. Unless the context otherwise requires, as used in this Agreement (i) the terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; (ii) terms used herein in the singular also include the plural and vice versa; (iii) all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations; (iv) any pronoun shall include the corresponding masculine, feminine and neuter forms; (v) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (vi) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (vii) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Section of, and Exhibits and Schedules to, this Agreement; and (viii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE 3

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

3.1 Initial Capital Contribution. Each of the Members has made, on or before the Effective Time, the initial Capital Contributions set forth on Schedule A hereto, and, effective as of the Effective Time, the Percentage Interest of each Member in the Company is as set forth on Schedule B hereto.

3.2 Matters Regarding Interest Obligations. At any time prior to the Fall Away Event:

(a) No later than the date that is twenty one (21) Business Days prior to a Bonds Interest Payment Date (each, a “Required Interest Deposit Date”), the Company shall deposit with the Trustee, acting in its capacity as paying agent under the Company Bond Indenture (the “Paying Agent”), in a subaccount maintained by the Trustee for the benefit of the holders of the Company Bonds and itself in its capacity as Paying Agent within the LJ VP Holdings Payment Account established under the Company Bond Indenture (the “Funding Subaccount”), all of the Company’s cash and cash equivalents on hand (other than Permitted Working Capital), but not greater than the amount of such Interest Obligations, to be applied to pay such Interest Obligations.

(b) If the amount deposited by the Company pursuant to Subsection 3.2(a) is insufficient to satisfy in its entirety the Interest Obligations to become due on or before the next Bonds Interest Payment Date, then, no later than one (1) Business Day following such deposit, or, if no deposit has been made, one (1) Business Day following the day that the deposit was due to be made, the Company shall deliver a written notice to the Members (the “Interest Obligations Deficiency Notice”) that sets forth (i) the amount of the Interest Obligations so to become due, (ii) the amount on deposit in the Funding Subaccount, (iii) the excess of the amount necessary to satisfy in their entirety such Interest Obligations, over the amount so on deposit (such excess amount in this clause (iii), the “Interest Obligations Deficiency”), (iv) any other details reasonably necessary to describe the Interest Obligations Deficiency, and (v) such Member’s Percentage Interest of such Interest Obligations Deficiency (the “Pro Rata Interest Obligations Deficiency Amount”).

(c) Notwithstanding the processes set forth in this Section 3.2, GECC may in its sole discretion at any time elect to fund the full amount or any portion of the Interest Obligations or the Interest Obligations Deficiency by making payment of the Interest Obligations then due or the Interest Obligations Deficiency, respectively, directly to the Paying Agent under the Company Bond Indenture. Upon GECC’s determination to make such payment, if GECC has made such election on or before the fifth (5th) Business Day prior to the applicable Bonds Interest Payment Date (the “Interest Sweep Date”), it shall to the extent lawful give notice of such determination to the Managing Member (who shall notify the Members), and the processes contemplated by the further provisions of Subsections 3.2(d), 3.2(e), 3.2(f) and 3.2(g) shall be rescinded and the Managing Member by notice to the Trustee on the Interest Sweep Date shall instruct it to return to the applicable Members those payments actually made into the Contribution Subaccount, with such notice to include wire instructions and amounts to be returned to such applicable Members without releasing any party from its obligations under the Indemnification Agreements. If GECC makes any payment as described in this Subsection 3.2(c) with respect to a particular Bonds Interest Payment Date and there are funds remaining in the Funding Subaccount immediately after such payment has been made, (i) GECC shall, as soon as practicable, unless GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from doing so, direct the Trustee to deliver, or cause to be delivered, such funds in the Funding Subaccount to GECC in an amount not to exceed, and as reimbursement for, the payment of the Interest Obligations or the Interest Obligations Deficiency, as the case may be, by GECC, in which case, upon the receipt of such funds by GECC, PTLC’s and PAG’s respective Backstop Indemnity Obligations with respect to such payment by GECC shall be reduced as provided in the Indemnification Agreements and (ii) if GECC has been reimbursed in full for the payment by GECC of the Penske Members’ and PAG’s respective portions of the Interest Obligations or the Interest Obligations Deficiency, as the case may be, pursuant to the Backstop Indemnity Obligations, then, subject to the Penske Members and PAG reimbursing GECC for any expenses incurred by GECC, GECC shall cooperate with the Members to, unless GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from doing so, direct the Trustee to deliver, or cause to be delivered, to GECC such funds actually deposited by the Members, which funds GECC shall promptly distribute to the Members in proportion to the Members’ Percentage Interests. Notwithstanding the foregoing, PTLC’s and PAG’s respective Backstop Indemnity Obligations with respect to any payment by GECC to the Paying Agent shall remain in full force and effect and may be satisfied as provided in the Indemnification Agreements if GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from directing the Trustee to deliver, or the Trustee does not deliver, the funds in the Funding Subaccount to GECC.

(d) If at any time from the Required Interest Deposit Date through and including the Interest Sweep Date for the applicable Bonds Interest Payment Date an Interest Obligations Deficiency exists and the Company receives, other than by way of Capital Contributions, additional funds that it may deposit in the Funding Subaccount, then the Company will promptly deposit such funds into the Funding Subaccount, providing the Trustee with the applicable instructions and orders required by the Company Bond Indenture, and give immediate notice to the Members. Thereafter, the remainder of the process set forth in this Section 3.2 shall be adjusted to take into account such additional funds as reducing or eliminating the Interest Obligations Deficiency.

(e) No later than five (5) Business Days following the delivery of the Interest Obligations Deficiency Notice, each Member shall provide written notice to the Company and the other Members regarding whether such Member intends to fund its Pro Rata Interest Obligations Deficiency Amount through a Capital Contribution to the Company (the “Interest Obligations Deficiency Response Notice”). For the avoidance of doubt, the right to fund a Pro Rata Interest Obligations Deficiency Amount is at the sole discretion of each Member and the Company does not have any contractual right to such Member’s Pro Rata Interest Obligations Deficiency Amount.

(f) Subject to GECC’s rights under Subsection 3.2(c), if all of the Members state their intention, in written notice within the five (5) Business Day period to the other Members, to fund their Pro Rata Interest Obligations Deficiency Amount, then each Member shall so fund its Pro Rata Interest Obligations Deficiency Amount by payment into the Contribution Subaccount of the LJ VP Holdings Payment Account established under the Company Bond Indenture (the “Contribution Subaccount”) not later than the Interest Sweep Date with notice to the Managing Member indicating the amount of such payment, and such payments shall be deemed to be Capital Contributions by such Members. Each such payment and Capital Contribution shall be conditioned on all Members making their payments and Capital Contributions, and if a Member shall default in making such payments and Capital Contributions by the Interest Sweep Date, the Managing Member by notice to the Trustee shall instruct it to return to the applicable Members those payments actually made into the Contribution Subaccount, with such notice to include wire instructions and amounts to be returned to such applicable Members.

(g) If a Member states that it declines to fund its Pro Rata Interest Obligations Deficiency Amount in a written notice delivered to the other Members within the five (5) Business Day period provided in Subsection 3.2(e) or fails to deliver a written notice to the other Members within such five (5) Business Day period that it so intends to fund (the “Delinquent Member”):

(i) the Managing Member shall deliver a written notice (the “First Delinquency Notice”) no later than one (1) Business Day following the day that the Interest Obligations Deficiency Response Notice is due describing such declination or failure (A) if such Delinquent Member is a Penske Member, to the other Penske Members and PAG, (B) if such Delinquent Member is a GE Member, to the other GE Members and (C) if such Delinquent Member is not a Penske Member or a GE Member, to the other non-declining Members; and

(ii) subject to the rights of GECC under Subsection 3.2(c), if the Members other than the Delinquent Member or Delinquent Members state their intention to fund the Interest Obligations Deficiency within four (4) Business Days of the delivery of the First Delinquency Notice, then each such non-Delinquent Member shall so fund its Pro Rata Interest Obligations Deficiency Amount (and the Members receiving the notice under Subsection 3.2(g)(i)(A), (B) or (C), as applicable, shall fund the Delinquent Member’s Pro Rata Interest Obligations Deficiency Amount) by payment into the Contribution Subaccount not later than the Interest Sweep Date. The payment by a Member of its Pro Rata Interest Obligations Deficiency Amount shall be deemed to be a Capital Contribution by such Member and the Delinquent Member’s Pro Rata Interest Obligations Deficiency Amount shall be deemed a Capital Contribution by the Delinquent Member and an Additional Capital Contribution Loan by the paying Member to the Delinquent Member. Each such payment, Capital Contribution and loan shall be conditioned on all other non-Delinquent Members making their payments and Capital Contributions, and if a Member shall default in making such payments and Capital Contributions by the Interest Sweep Date, the Managing Member by notice to the Trustee shall instruct it to return to the applicable Members those payments actually made into the Contribution Subaccount, with such notice to include wire instructions and amounts to be returned to such applicable Members.

(h) If a Member that receives the First Delinquency Notice states that it declines to fund the Delinquent Member’s Pro Rata Interest Obligations Deficiency Amount in a written notice delivered to the other Members within the four (4) Business Day period provided in Subsection 3.2(g)(ii) or fails to deliver a written notice to the other Members within such four (4) Business Day period that it so intends to fund:

(i) the Managing Member shall within one (1) Business Day deliver (1) if the First Delinquency Notice was received by the other Penske Members and PAG pursuant to clause (g)(i)(A), to the GE Members and the other Members, (2) if the First Delinquency Notice was received by the other GE Members pursuant to clause (g)(i)(B), to the Penske Members, PAG and the other Members and (3) if the First Delinquency Notice was received by the other Members pursuant to clause (g)(i)(C), to the other non-declining Members, a written notice (a “Second Delinquency Notice”) of such declination or failure; and

(ii) subject to the rights of GECC under Subsection 3.2(c), if one or more Members other than the Delinquent Member or Delinquent Members state their intention to fund the Interest Obligations Deficiency within three (3) Business Days of the delivery of the Second Delinquency Notice (on such basis as such non-Delinquent Members agree among themselves), then each such non-Delinquent Member shall so fund its Pro Rata Interest Obligations Deficiency Amount (and its agreed upon share of any Delinquent Members’ Pro Rata Interest Obligations Deficiency Amount) by payment into the Contribution Subaccount not later than the Interest Sweep Date. The payment by a Member of its Pro Rata Interest Obligations Deficiency Amount shall be deemed to be a Capital Contribution by such Member and its proportionate share of the Delinquent Member’s Pro Rata Interest Obligations Deficiency Amount shall be deemed a Capital Contribution by the Delinquent Member and an Additional Capital Contribution Loan by the paying Member to the Delinquent Member. Each such payment, Capital Contribution and loan shall be conditioned on all other Members making their payments and Capital Contributions, and if a Member shall default in making such payments and Capital Contributions by the Interest Sweep Date, the Managing Member by notice to the Trustee shall instruct it to return to the applicable Members those payments actually made into the Contribution Subaccount, with such notice to include wire instructions and amounts to be returned to such applicable Members.

(i) This Section 3.2 is the exclusive method by which the Company shall pay or cause to be paid any Interest Obligations then due or any Interest Obligations Deficiency.

3.3 Matters Regarding Maturity Obligations. At any time prior to the Fall Away Event:

(a) No later than the date that is thirty (30) Business Days prior to the Bonds Maturity Date (a “Required Maturity Deposit Date”), the Company shall deposit with the Paying Agent in the Funding Subaccount all of the Company’s cash and cash equivalents on hand (other than Permitted Working Capital), but not greater than the amount of such Maturity Obligations, to be applied to pay such Maturity Obligations.

(b) If the amount deposited by the Company pursuant to Subsection 3.3(a) is insufficient to satisfy in its entirety the Maturity Obligations to become due on or before the Bonds Maturity Date, then, no later than one (1) Business Day following such deposit, or, if no deposit has been made, one (1) Business Day following the day that the deposit was due to be made, the Company shall deliver a written notice to the Members (the “Maturity Deficiency Notice”) that sets forth (i) the amount of the Maturity Obligations, (ii) the amount on deposit in the Funding Subaccount, (iii) the excess of the amount necessary to satisfy in their entirety such Maturity Obligations, over the amount so on deposit (such excess amount in this clause (iii), the “Maturity Deficiency”), (iv) any other details reasonably necessary to describe the Maturity Deficiency, and (v) such Member’s Percentage Interest of such Maturity Deficiency (the “Pro Rata Maturity Deficiency Amount”).

(c) Notwithstanding the processes set forth in this Section 3.3, GECC may in its sole discretion at any time elect to fund the full amount or any portion of any Maturity Obligations or Maturity Deficiency at any time by making payment of the Maturity Obligations then due or Maturity Deficiency, respectively, directly to the Paying Agent under the Company Bond Indenture and shall with respect to such payment with respect to amounts corresponding to the Maturity Obligations or Maturity Deficiency have all rights and remedies with respect to the Backstop Indemnity Obligations under the Indemnification Agreements (as with other amounts it pays as obligor on the Company Bonds). Upon GECC’s determination to make such payment, GECC shall to the extent lawful give notice of such determination to the Managing Member (who shall notify the Members), and the processes contemplated by the further provisions of Subsections 3.3(d), 3.3(e) and 3.3(f) shall be rescinded. If GECC makes payment as described in this Subsection 3.3(c) with respect to the Bonds Maturity Date and there are funds remaining in the Funding Subaccount immediately after such payment has been made, (i) GECC shall, as soon as practicable, unless GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from doing so, direct the Trustee to deliver, or cause to be delivered, such funds in the Funding Subaccount to GECC in an amount not to exceed, and as reimbursement for, the payment of Maturity Obligations or Maturity Deficiency, as the case may be, by GECC, in which case, upon the receipt of such funds by GECC, PTLC’s and PAG’s respective Backstop Indemnity Obligations with respect to such payment by GECC shall be reduced as provided in the Indemnification Agreements and (ii) if GECC has been reimbursed in full for the payment by GECC of the Penske Members’ and PAG’s respective portions of the Maturity Obligations or the Maturity Deficiency, as the case may be, pursuant to the Backstop Indemnity Obligations, then, subject to the Penske Members and PAG reimbursing GECC for any expenses incurred by GECC, GECC shall, unless GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from doing so, cooperate with the Members to direct the Trustee to deliver, or cause to be delivered, to GECC such funds actually deposited by the Members, which funds GECC shall promptly distribute to the Members in proportion to the Members’ Percentage Interests. Notwithstanding the foregoing, PTLC’s and PAG’s respective Backstop Indemnity Obligations with respect to any payment by GECC to the Paying Agent shall remain in full force and effect and may be satisfied as provided in the Indemnification Agreements if GECC has been advised by counsel that it would reasonably be likely to be prohibited by applicable Law from directing the Trustee to deliver, or the Trustee does not deliver, the funds in the Funding Subaccount to GECC.

(d) If at any time from the Required Maturity Deposit Date through and including the date that is the twentieth (20th) Business Day prior to the applicable Bonds Maturity Date (the “Maturity Sweep Date”) for the Bonds Maturity Date a Maturity Deficiency exists and the Company receives, other than by way of Capital Contributions, additional funds that it may deposit in the Funding Subaccount, then the Company will promptly deposit such funds into the Funding Subaccount, providing the Trustee with the applicable instructions and orders required by the Company Bond Indenture, and give immediate notice to the Members. Thereafter, the remainder of the process set forth in this Section 3.3 shall be adjusted to take into account such additional funds as reducing or eliminating the Maturity Deficiency.

(e) No later than five (5) Business Days following the delivery of the Maturity Deficiency Notice, each Member shall provide written notice to the Company and the other Members regarding whether such Member intends to fund its Pro Rata Maturity Deficiency Amount through a Capital Contribution to the Company. For the avoidance of doubt, the right to fund a Pro Rata Maturity Deficiency Amount is at the sole discretion of each Member and the Company does not have any contractual right to such Member’s Pro Rata Maturity Deficiency Amount.

(f) Subject to GECC’s rights under Subsection 3.3(c), if all of the Members state their intention, in written notice within the five (5) Business Day period to the other Members, to fund their Pro Rata Maturity Deficiency Amount, then each Member shall so fund its Pro Rata Maturity Deficiency Amount by payment into the Contribution Subaccount not later than the Maturity Sweep Date with notice to the Managing Member indicating the amount of such payment, and such payments shall be deemed to be Capital Contributions by such Members. Each such payment and Capital Contribution shall be conditioned on all Members making their payments and Capital Contributions, and if a Member shall default in making such payments and Capital Contributions by the Maturity Sweep Date, the Managing Member by notice to the Trustee shall instruct it to deliver to GECC those payments actually made into the Contribution Subaccount with respect to such Maturity Obligations by Members that are parties to the Backstop Indemnity Obligation (which payment shall be deemed to be payment to GECC by the applicable Member under its Backstop Indemnity Obligation).

(g) (i) This Section 3.3 is the exclusive method by which the Company shall pay or cause to be paid any Maturity Deficiency or any Maturity Obligations then due and (ii) nothing in this Section 3.3 shall supersede the rights and remedies with respect to the Maturity Obligations set forth in Article 10.

3.4 Transfer of Funds in Contribution Subaccount. If the Managing Member does not provide a notice to the Trustee to instruct it to deliver amounts held in the Contribution Subaccount in accordance with Subsections 3.2(f), 3.2(g)(ii), or 3.2(h)(ii) above, and the amount on deposit in the Funding Subaccount together with the Contribution Subaccount is, at the close of business on the Interest Sweep Date, sufficient to satisfy in their entirety such Interest Obligations on such Bonds Interest Payment Date, then funds in the Contribution Subaccount shall forthwith be transferred to the Funding Subaccount and upon such transfer shall no longer be legally available to the Company, provided, however that, if at the close of business on the Interest Sweep Date, the amount on deposit in the Funding Subaccount (without giving effect to any amounts in the Contribution Subaccount as of such date) is sufficient to satisfy in their entirety such Interest Obligations on such Bonds Interest Payment Date, then no funds in the Contribution Subaccount shall be transferred to the Funding Subaccount and the Managing Member, by notice to the Trustee, shall instruct it to return to the applicable Members those payments actually made into the Contribution Subaccount, such notice to include wire instructions and amounts to be returned to such applicable Members.

3.5 Investment of Funds in Funding Subaccount and Contribution Subaccount. The cash and cash equivalents deposited into the Funding Subaccount and the Contribution Subaccount shall be invested or reinvested in any of the Dreyfus Government Cash Management Fund (Ticker DGCXX) or any of the following, as directed by the Managing Member and the GE Representative Member: (i) money market mutual funds having a rating at time of investment not lower than the AA rating category by S&P or Moody’s, including any mutual fund for which the Trustee or a Trustee Affiliate serves as investment manager, administrator, shareholder servicing agent, or custodian or subcustodian, notwithstanding that (A) the Trustee or Trustee Affiliate receives fees from funds for services rendered, (B) the Trustee collects fees for services rendered pursuant to the Company Bond Indenture, which fees are separate from the fees received from such funds, and (C) services performed for such funds and pursuant to the Company Bond Indenture may at times duplicate those provided to such funds by the Trustee or Trustee Affiliate, or (ii) demand deposits, including interest bearing money market accounts, time deposits, trust funds, trust accounts, overnight bank deposits, interest-bearing deposits, and certificates of deposit or bankers acceptances of depository institutions, including the Trustee or Trustee Affiliate, rated at least in the AA long-term ratings category by S&P or Moody’s or which are fully insured by the Federal Deposit Insurance Corporation. Any interest earned from such investments will be deposited or moved into the Funding Subaccount to be used exclusively to pay Interest Obligations or Maturity Obligations while Company Bonds are outstanding.

3.6 Capital Accounts. A Capital Account shall be established and maintained for each Member on the books of the Company. Each Member’s interest in the capital of the Company shall be represented by its Capital Account.

3.7 Compliance with Treasury Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provision of succeeding Law) and shall be interpreted and applied in a manner consistent with such Regulation. In the event the Managing Member shall determine and the GE Representative Member approve that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Company may make such modifications. The Company also shall make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-1(b) (or any corresponding provisions of succeeding Law), provided that such modification shall not have a material adverse effect on the economic position of any Member.

3.8 Succession to Capital Accounts. In the event any interest in the Company is Sold in accordance with the terms of this Agreement and Article 9 of the Partnership Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. For purposes of the immediately preceding sentence, the portion of the Capital Account to which the transferee succeeds shall be that percentage of the transferor’s total Capital Account as the Percentage Interest being Sold bears to the total Percentage Interest of the transferor, taking into account Section 9.6.

3.9 No Withdrawal of Capital Contributions. Except as provided in Section 3.2 and Section 3.3, no Member shall withdraw any Capital Contributions without the unanimous written approval of the other Members. No Member shall receive any interest with respect to its Capital Contributions.

3.10 Company’s Obligations Under Company Bond Indenture and Company Bonds. Nothing in this Article 3 (and in any of the related terms used in this Article 3 and defined herein) shall alter or impair the Company’s obligations under the Company Bond Indenture and the Company Bonds.

ARTICLE 4

COSTS AND EXPENSES

4.1 Organizational and Other Costs. The Company shall pay or cause to be paid all costs and expenses incurred in connection with the formation and organization of the Company. Such costs and expenses borne by the Company include all related accounting, trustee, administrative, tax, consulting, filing and registration costs.

4.2 Operating Costs. The Company shall (i) pay or cause to be paid all costs and expenses of the Company incurred in pursuing and conducting, or otherwise related to, the business of the Company and the issuance of the Company Bonds, including, without limitation, all legal, trustees and accountants’ costs and expenses relating thereto whether billed to the Company or its Members, and (ii) reimburse the Managing Member for any reasonable documented out-of-pocket costs and expenses incurred by it in connection therewith (including in the performance of its duties as tax matters partner); provided that, at any time the Company Sub acts as general partner of the Partnership (the “General Partner Activities”), neither the Managing Member nor the Company Sub shall be entitled to pay from Company funds or Company Sub funds nor be reimbursed by the Company for any costs, expenses or liabilities incurred in connection with such General Partner Activities.

ARTICLE 5

DISTRIBUTIONS; COMPANY ALLOCATIONS;

TAX MATTERS

5.1 Distributions Prior to Dissolution. The Managing Member shall not make distributions to the Members, except as required by Section 10.3 or as approved by the GE Representative Member in accordance with Subsection 6.4(b)(x), which distributions shall be made to all Members in proportion to their Percentage Interests; provided, that, if any of PTLC or PAG is in breach of any Backstop Indemnity Obligation (the “Backstop Defaulting Member”), at the option of the GE Representative Member, any cash or cash equivalents on hand at the Company, except Permitted Working Capital, will be required to be distributed to all Members in proportion to their Percentage Interests, with any distributions otherwise payable to any Backstop Defaulting Member being paid by the Company directly to GECC to the extent of the GE Losses at such time; provided, further, that such distributions payable to a Backstop Defaulting Member but paid to GECC will be deemed paid to the Backstop Defaulting Member and directed by such Backstop Defaulting Member to be paid directly to GECC on behalf of such Backstop Defaulting Member; and provided, further, that in case of a breach of a Backstop Indemnity Obligation, in addition to or in lieu of its right to force distributions to the Members as described above, the GE Representative Member shall have the right to direct the Company to pay an amount owing by the Backstop Defaulting Member to GECC, up to the amount owed by such Backstop Defaulting Member, to GECC, which amount shall be treated as (a) loaned by the Company to the Backstop Defaulting Member(s), and (b) used by the Backstop Defaulting Member(s) to pay their Backstop Indemnity Obligation(s) to GECC. The loan described in clause (a) above shall (i) accrue interest at the Default Rate, and (ii) shall be payable on the Bonds Maturity Date.

5.2 Company Allocations.

(a) Profits and Losses. For each taxable year or portion of a taxable year for which the Company is required to allocate Profits, Losses, or other items pursuant to this Article 5, after giving effect to the special allocations set forth in Sections 5.3 and 5.4, Profits and Losses of the Company for the relevant period shall be allocated to the Members in proportion to their Percentage Interests, subject to the limitation in Subsection 5.2(b) below with respect to the allocation of Losses.

(b) Loss Limitation. The Losses allocated pursuant to Subsection 5.2(a) shall not exceed the maximum amount of Losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year. All losses otherwise allocable to a Member in excess of the limitation set forth in this Subsection 5.2(b) shall be allocated (A) in the case of any Penske Member and PAG, to those Penske Members and PAG without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such Penske Member and PAG without causing it to have an Adjusted Capital Account Deficit, (B) in the case of any GE Member, to the other GE Members without such an Adjusted Capital Account Deficit in proportion to and to the extent of the amount of Losses that can be allocated to each such GE Member without causing it to have an Adjusted Capital Account Deficit, and (C) in the case of any such excess Losses not allocated to a Member under clause (A) or clause (B) of this Subsection 5.2(b), to each Member without such an Adjusted Capital Account Deficit, after the application of clauses (A) and (B) of this Subsection 5.2(b), in proportion to and to the extent of the amount of Losses that can be allocated to each such Member without causing it to have an Adjusted Capital Account Deficit.

5.3 Special Allocations. The following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 5, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Subsection 5.3(a) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 5, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Subsection 5.3(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Subsection 5.3(c) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Subsection 5.3(c) and Subsection 5.3(h) were not in the Agreement.

(d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any taxable year that is in excess of the sum of (i) the amount such Member is obligated to restore (pursuant to the terms of this Agreement or otherwise) and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided that an allocation pursuant to this Subsection 5.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article 5 have been made as if Subsections 5.3(c) and 5.3(h) and this Subsection 5.3(d) were not in the Agreement.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any taxable year shall be specially allocated among the Members in proportion to their Percentage Interests.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Members to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h) Special Allocation During Period of Liquidation. In the event that the Capital Accounts of the Members would not otherwise be in proportion to their Percentage Interests in the year liquidating distributions are made under Subsection 12.3(d), after all other allocations provided for in this Article 5 have been made as if this Subsection 5.3(h) were not in the Agreement, items of Company income, gain, loss, or deduction for all taxable years of the Company which include any portion of the period from the date of the event of dissolution described in Section 12.1 that results in the liquidation through the date of the final distribution under Subsection 12.3(d) shall be allocated among the Members in such manner as to cause the Capital Accounts of the Members to be in proportion to their Percentage Interests. To the extent necessary to achieve Capital Accounts that are in proportion to Percentage Interests, after all other items of income, gain, loss, and deduction have been taken into account under this Subsection 5.3(h), with respect to each Member, an amount equal to the excess, if any, of (i) the product of such Member’s Percentage Interest and the aggregate amount of all of the Members’ Capital Accounts over (ii) the amount that would be the Member’s Capital Account absent application of this sentence shall be treated as paid to such Member as a guaranteed payment, and the corresponding deduction shall be allocated among the other Members as required to achieve the desired proportionality of Capital Accounts.

5.4 Curative Allocations. The allocations set forth in Subsection 5.2(b) and Section 5.3, other than Subsection 5.3(h) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.4. Therefore, notwithstanding any other provision of this Article 5 (other than the Regulatory Allocations), the Managing Member shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate (without causing an Adjusted Capital Account Deficit for any Member) so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Subsection 5.2(a). In exercising its discretion under this Section 5.4, the Managing Member shall take into account future Regulatory Allocations under Subsections 5.3(a) and 5.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Subsections 5.3(e) and 5.3(f).

5.5 Other Allocation Rules.

(a) Profits, Losses, and any other items of income, gain, loss, deduction or credit shall be allocated to the Members pursuant to this Article 5 as of the last day of each taxable year, provided that Profits, Losses, and such other items shall also be allocated at such times as the Gross Asset Values of Company assets are adjusted pursuant to subparagraph (2) of Subsection 2.51.

(b) The Members are aware of the income tax consequences of the allocations made by this Article 5 and hereby agree to be bound by the provisions of this Article 5 in reporting their shares of Company income and loss for income tax purposes.

(c) For purposes of determining the Profits, Losses, or any other items of income, gain, loss, deduction, or credit allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis using the closing of the books method or, if proposed by the Managing Member and approved by the GE Representative Member with respect to a particular period, any other permissible method under Code Section 706 and the Regulations thereunder.

(d) Any “excess nonrecourse liability” of the Company, within the meaning of Regulations Section 1.752-3(a)(3), shall be allocated among the Members in accordance with the Members interests in Company profits. Solely for purposes of this Subsection 5.5(d), the Members’ interests in Company profits are in proportion to their Percentage Interests.

5.6 Tax Allocations; Code Section 704(c).

(a) In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.

(b) In the event the Gross Asset Value of any asset of the Company shall be adjusted pursuant to the provisions of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Treasury Regulations thereunder.

(c) Any elections or other decisions relating to such Section 704(c) allocations shall be made by the Members in any manner that reasonably reflects the purpose and intention of this Agreement. Section 704(c) allocations pursuant to this Section 5.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

(d) Except as otherwise determined by the Managing Member with the approval of the GE Representative Member, the Company shall use the “traditional method” (as defined in Regulations Section 1.704-3(b)) for purposes of computing section 704(c) allocations with respect to property contributed to the Company with a Gross Asset Value that differs from its adjusted tax basis at the time of contribution, and for purposes of computing reverse section 704(c) allocations with respect to property for which differences between Gross Asset Value and adjusted tax basis are created when the Company revalues Company property pursuant to Regulations Section 1.704-1(b)(2)(iv)(f).

5.7 Accounting Method. The books of the Company (for both tax and financial reporting purposes) shall be kept on an accrual basis.

ARTICLE 6

MANAGEMENT

6.1 Rights and Duties of the Non-Managing Members. The Non-Managing Members shall not participate in the control of the business of the Company and shall have no power to act for or bind the Company. The Non-Managing Members shall have the right to approve certain actions proposed to be taken by the Managing Member and certain voting rights, all as set forth herein.

6.2 Fiduciary Duty of Managing Member. The Managing Member shall have fiduciary responsibility for the safekeeping and use of all funds and assets (including records) of the Company and the Company Sub, whether or not in its immediate possession or control, and the Managing Member shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Company and the Company Sub, as applicable.

6.3 Powers of Managing Member.

(a) Subject to the terms and conditions of this Agreement, the Managing Member shall have full and complete charge of all affairs of the Company, and the management and control of the Company’s business as described in Section 1.4 shall rest exclusively with the Managing Member. The Managing Member shall be required to devote to the conduct of the business of the Company such time and attention as is necessary to accomplish the purposes, and to conduct properly the business, of the Company.

(b) By executing this Agreement, each Non-Managing Member shall be deemed to have consented to any exercise by the Managing Member of any of the foregoing powers.

(c) The Managing Member shall cause Schedule B to be amended to reflect any Sale of a Member’s Member Interest (to the extent permitted by this Agreement), the total Member Interest of each Member, any change in name of the Company or change in the name or names under which the Company conducts its business (to the extent permitted by this Agreement), and receipt by the Company of any notice of change of address of a Member. The amended Schedule B, which shall be kept on file at the principal office of the Company, shall supersede all such prior Schedules and become part of this Agreement, and the Managing Member shall promptly forward a copy of the amended Schedule B to each Member upon each amendment thereof.

(d) The Managing Member shall apply all of the Company’s cash and cash equivalents, except for Permitted Working Capital, to payments under the Company Bonds in accordance with the terms of this Agreement and the Company Bond Indenture.

6.4 Restrictions on Managing Member’s Authority.

(a) Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following:

(i) any act in contravention of this Agreement;

(ii) any act which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii) possess Company property, or assign any rights in specific Company property, for other than a Company purpose;

(iv) admit a person as a Member or as a member of Company Sub, except as otherwise provided in this Agreement;

(v) amend this Agreement, except in accordance with Section 15.1;

(vi) except to the extent permitted by this Agreement, Transfer its interest as a Managing Member of the Company;

(vii) knowingly commit any act which would subject any Member to any liabilities of the Company in any jurisdiction in which the Company transacts business;

(viii) elect, permit or cause to dissolve the Company or Company Sub, except as expressly permitted herein;

(ix) amend or modify the Limited Liability Company Agreement of the Company Sub or the Certificate of Formation of the Company Sub; or

(x) cause or permit the Transfer of any equity interest of the Company in the Company Sub, or of all or any portion of the Partnership Interests held by the Company Sub, except to the extent expressly permitted by this Agreement.

(b) Notwithstanding any other provision of this Agreement, the Managing Member shall not have authority to do any of the following without the written approval (which approval may be by resolution) of the GE Representative Member in its sole discretion, provided that the written approval of PAG in its sole discretion shall also be required with respect to Subsections 6.4(b)(i), 6.4(b)(vii) and 6.4(b)(viii)(B):

(i) except for the Company Bonds, cause the Company to (A) incur any indebtedness, including any refinancing of the Company Bonds (other than as contemplated under Section 10.2), (B) grant or permit any Liens with respect to any property of the Company or (C) cause or permit any other obligations or liabilities of the Company, except (x) as contemplated by this Agreement or as the Manager of the Company Sub, (y) usual and customary set off rights associated with bank accounts, securities accounts, and similar accounts, or (z) the payment of its taxes and the expenditure of the monies to maintain its good standing and its insurance and obligations for professional and auditing services;

(ii) change the name of the Company;

(iii) conduct the Company’s business and the business of the Company Sub in a manner other than in accordance with the Partnership’s Code for Business Conduct in effect as of the Effective Time or as changed if approved pursuant to the Partnership Agreement as if the Company were the Partnership thereunder;

(iv) change any policies relating to accounting matters, other than those required by GAAP;

(v) determine the accounting methods and conventions to be used in, or any other method or procedure related to, the preparation of the Returns, make any and all elections under the tax Laws of any jurisdiction as to the treatment of items of income, gain, loss, deduction and credit of the Company, or file a Form 8832—Entity Classification Election or in any other manner make or change an election under U.S. Treasury Regulations Section 301.7701-3(c)(1) or successor regulations to have the Company taxed as anything other than as a partnership for federal tax purposes or to have the Company Sub taxed as anything other than a disregarded entity for federal tax purposes;

(vi) take any position for income tax purposes, whether on a Return or otherwise, that is inconsistent with the income tax treatment as agreed to in Subsection 8.2(e);

(vii) change the character of the Company’s business from that set forth in clauses (i) and (ii) of Section 1.4 hereof, or cause the Company to engage in any activity other than as permitted therein;

(viii) prior to the Fall Away Event (A) any action relating to the Company Bonds (except for payments under the Company Bonds made in accordance with the terms of this Agreement and the Company Bond Indenture and the actions described in Subsection 6.4(b)(viii)(B)) or (B) any amendment or modification of the Company Bonds or the Company Bond Indenture that would extend, modify or change (I) the maturity date of the Company Bonds, (II) the rate of interest on the Company Bonds, or (III) the principal amount of the Company Bonds;

(ix) form, acquire or hold any subsidiary (other than Company Sub), including any partnership, limited liability company or corporation, or make any investment in any entity (other than Company Sub);

(x) declare or pay any distributions to the Members other than in accordance with Section 5.1 or Section 10.3;

(xi) cause or permit Company Sub to vote, consent, or withhold its vote or consent, on any matter that would require the approval of all Partners or of all Limited Partners under the Partnership Agreement; or

(xii) file a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of the Company’s or Company Sub’s debts under Title 11 of the United States Code or any other federal or state insolvency Law, or file an answer consenting to or acquiescing in any such petition, (ii) make any Transfer for the benefit of the Partnership’s creditors or (iii) allow the expiration of sixty (60) days after the filing of an involuntary petition under Title 11 of the United States Code, the application by a third party for the appointment of a receiver for the assets of the Company or Company Sub, or the filing of an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of the Company’s or Company Sub’s debts under any other federal or state insolvency Law, unless the same shall not have been vacated, set aside or stayed within such sixty (60) day period.

6.5 Other Activities.

(a) Any Member (the “Interested Party”) may engage in or possess an interest in other business ventures of any nature or description, independently or with others, whether presently existing or hereafter created, and neither the Company nor any Member other than the Interested Party shall have any rights in or to such independent ventures or the income or profits derived therefrom.

(b) Nothing in this Agreement shall release, terminate or modify the obligations of any Member under Section 6.6 of the Partnership Agreement.

(c) Any Member, not otherwise bound by the terms of the covenant not to compete in Section 6.6 of the Partnership Agreement, that together with its Affiliates holds at least ten percent (10%) of the Partnership Interests in the Partnership, either directly or indirectly through its pro rata share of the Company Sub’s Partnership Interest in the Partnership, shall enter into a covenant not to compete with the Partnership that shall have the same terms and conditions as the covenant not to compete in Section 6.6 of the Partnership Agreement.

6.6 Exculpation. Neither the Managing Member nor any Affiliate of the Managing Member nor any of their respective partners, shareholders, officers, directors, employees or agents shall be liable, in damages or otherwise, to the Company or to any of the Members for any act or omission on its or his or her part, except for (a) any act or omission resulting from its or his or her own willful misconduct or bad faith, (b) with respect to the Managing Member only, any breach by the Managing Member of its obligations as a fiduciary of the Company or (c) with respect to the Managing Member only, any breach by the Managing Member of any of the terms and provisions of this Agreement. The Company shall indemnify, defend and hold harmless, to the fullest extent permitted by Law, the Managing Member and its respective partners, shareholders, officers, directors, employees and agents, from and against any claim or liability of any nature whatsoever arising out of or in connection with the assets or business of the Company, except where attributable to the willful misconduct or bad faith of such individual or entity or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement. The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, the Company and each of its Members (other than the Managing Member) from and against any claim or liability attributable to the Managing Member’s willful misconduct or bad faith or where relating to a breach by the Managing Member of its obligations as a fiduciary of the Company or to a breach by the Managing Member of any of the terms and provisions of this Agreement. The Managing Member shall indemnify, defend and hold harmless to the fullest extent permitted by Law, each of the Company and the Company Sub from and against any damage, loss, claim, liability or expense incurred by the Company Sub in its capacity as a general partner of the Partnership and for which the applicable creditors or limited partners of the Partnership have no recourse against the Company Sub or Managing Member (including by indemnification or exculpation) under the Act or the Partnership Agreement.

6.7 Transactions with Affiliates.

(a) Nothing in this Agreement shall preclude transactions between the Company and any Member (including the Managing Member) or an Affiliate or Affiliates of any Member acting in and for its own account, provided that any services performed or products provided by the Member or any such Affiliates are services and/or products that the Managing Member reasonably believes, at the time of requesting such services, to be in the best interests of the Company, and further provided that the rate of compensation to be paid for any such services and/or products shall be comparable to the amount paid for similar services and/or products under similar circumstances to independent third parties in arm’s length transactions, and further provided that commencing with transactions entered into after the Effective Date the Members will receive a written notice within thirty (30) days of the date on which any such transaction is entered setting forth the material terms of any transaction or series of related transactions described above for which the aggregate amount involved in such transaction or series of transactions, which includes the U.S. dollar value of the amounts involved throughout the duration of any agreements entered into with respect to such transaction(s), is greater than $10 million.

(b) All bills with respect to services provided to the Company by a Member or any Affiliate of a Member shall be separately submitted and shall be supported by logs or other written data.

6.8 Confidentiality. With respect to any and all information provided to or obtained by any Member, any assignees of Member Interests or any of their Affiliates, or any of its or their directors, officers, employees, agents, representatives or advisors as a result of such Member being a Member, except for the exclusions below (“Evaluation Material”), such Member and each of its Affiliates, and its and their directors, officers, employees, agents, representatives or advisors shall hold such information in strict confidence and use such information solely in connection with such Member’s evaluation of its investment in the Company; provided, however, that any Member may disclose such information (a) as required by applicable law, rule or regulation (including but not limited to the Securities Act, the Exchange Act or rules of a stock exchange or other self-regulatory bodies), (b) to any person involved in the preparation of the Member’s or any of its Affiliates’ financial statements, tax returns or public filings, (c) to any of its own Affiliates, or its or their directors, officers, employees, agents, representatives or advisors who are informed of the strictly confidential nature of such information and are or have been advised of their obligation to keep information of this type strictly confidential, (d) upon the request or demand of any Governmental Authority having jurisdiction over any of the Company or any of the Members or any of their Affiliates or (e) to any person and such person’s advisors with whom any Member or any of its Affiliates is contemplating a financing transaction or to whom such Member is contemplating a Transfer of all or any portion of its Member Interests in accordance with the terms of this Agreement (a “Potential Buyer”), provided that such Potential Buyer and such person’s advisors are advised of the strictly confidential nature of such information and the Potential Buyer agrees to be bound by a confidentiality agreement containing protective provisions no less protective of the information of the Company than provided in this Agreement. All press releases, public announcements, and similar publicity (other than such public announcements required by applicable law, rule or regulation, pursuant to clause (a) in the immediately preceding sentence) respecting the Company and referencing the name of any Member or any Affiliate of any Member (“Non-Issuing Member”) other than the Member issuing such press release, public announcement, similar publicity or making such required disclosure shall be made only with the prior written consent of such Non-Issuing Member, which consent will not be unreasonably withheld; provided, however, that without consent any Member may state in such a public announcement that it is a Member and disclose the legal names of the Company, and the other Members and their respective parents. Nothing in this paragraph shall waive any attorney-client privilege, attorney work product privilege or other privilege, and any information subject to such privilege shall not be disclosed except as required by applicable law, rule or regulation or restrict the Company’s ability to issue press releases in the ordinary course of business. For purposes of this Subsection 6.8, the Company shall not be deemed to be an Affiliate of any of the Members. “Evaluation Material” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the applicable Member, its representatives or others to whom it voluntarily discloses such information other than Governmental Authorities (the “Recipient Group”) in breach of this Agreement, (ii) was available to a member of the Recipient Group prior to such information’s disclosure by or on behalf of the Company from a source (other than Recipient Group) who, to the knowledge of the applicable Member, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, (iii) is or becomes available to the Recipient Group from a source (other than the Recipient Group) who, to the knowledge of the applicable Member, is not subject to a confidentiality agreement with, or other obligation of secrecy to, the Company, its Affiliates or representatives prohibiting such disclosure, or (iv) was independently developed by the Recipient Group without reference to the Evaluation Material. If a member of the Recipient Group is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar legal process or by regulatory agency, or stock exchange or other applicable rules) to disclose any of the Evaluation Material, or if a member of the Recipient Group determines that such Evaluation Material is required to be disclosed by applicable law, rule or regulation, the applicable Member agrees, promptly upon obtaining knowledge of such request, requirement or determination to disclose, to provide the Managing Member and the GE Representative Member with prompt notice of each such request or determination, to the extent practicable and not legally prohibited, so that the Company or a Member as appropriate may seek an appropriate protective order (at its own cost and expense). If, absent the entry of a protective order or other appropriate remedy, the applicable member of a Recipient Group is legally required to disclose the Evaluation Material, such applicable member may disclose such information only to the persons and to the extent required without liability under this Agreement.

6.9 Replacement of the Managing Member. Upon Bankruptcy of PTLC (or any permitted successor to its Member Interests as the Managing Member), PTLC or any such successor shall automatically cease to be the Managing Member and a new Managing Member shall be designated by the GE Members and PAG pursuant to a majority vote of the aggregate Percentage Interests held by GE Members and PAG at that time.

ARTICLE 7

COMPENSATION

The Managing Member shall be entitled to reimbursement of all of its expenses attributable to the performance of its obligations hereunder, to the extent provided in Section 4.2 hereof. Subject to the Act, no amount so paid to the Managing Member shall be deemed to be a distribution of Company assets for purposes of this Agreement.

ARTICLE 8

ACCOUNTS

8.1 Books and Records. The Managing Member shall maintain complete and accurate books of account of the Company’s affairs at the Company’s principal office, including a list of the names and addresses of all Members. Each Member shall have the right to inspect the Company’s books and records (including the list of the names and addresses of Members). Each of the Members shall have the right to audit independently the books and records of the Company, any such audit being at the sole cost and expense of the Member conducting such audit.

8.2 Reports, Returns and Audits.

(a) The books of account shall be closed promptly after the end of each Company Year. The books and records of the Company shall be audited as of the end of each Company Year by the Auditor. Within ninety (90) days after the end of each Company Year, the Managing Member shall make a written report to each person who was a Member at any time during such Company Year which shall include financial statements comprised of at least the following: a balance sheet as of the close of the immediately preceding Company Year, and statements of earnings or losses, changes in financial position and changes in Member’s capital accounts for the Company Year then ended, which financial statements shall be certified by the Auditor as in accordance with Generally Accepted Accounting Principles. The report shall also contain such additional statements with respect to the status of the Company business as are considered necessary by the Managing Member to advise any or all Members properly about their investment in the Company. The Managing Member shall be reimbursed by the Company for its reasonable documented out-of-pocket expenses incurred in providing the reports contemplated by the immediately preceding sentence and those required by Subsections 8.2(b), 8.2(c), 8.2(d) and 8.2(g).

(b) Prior to August 15 of each year, each Member shall be provided with an information letter (containing such Member’s Form K-1 or comparable information) with respect to its distributive share of income, gains, deductions, losses and credits for income tax reporting purposes for the previous Company Year, together with any other information concerning the Company necessary for the preparation of a Member’s income tax return(s), and the Company shall provide each Member with an estimate of the information to be set forth in such information letter by no later than April 15 of each year. With the sole exception of mathematical errors in computation, the financial statements and the information contained in such information letter shall be deemed conclusive and binding upon such Member unless written objection shall be lodged with the Managing Member within ninety (90) days after the giving of such information letter to such Member.

(c) The Managing Member shall also furnish the Members with such periodic reports concerning the Company’s business and activities as are considered necessary by any Member to advise any or all Members properly about their investment in the Company.

(d) The Managing Member shall prepare or cause to be prepared all federal, state and local tax returns of the Company (the “Returns”) for each year for which such Returns are required to be filed, and shall cause all such Returns to be filed in a timely manner; provided, however that it shall not file any Return without first providing the GE Representative Member with a reasonable opportunity to review the Return and obtaining the consent of the GE Representative Member to such filing, which consent shall not be unreasonably withheld or delayed. Such Returns shall be prepared consistent with the agreed income tax treatment described in Subsection 8.2(e). To the extent permitted by Law, for purposes of preparing the Returns, the Company shall use the Company Year. Subject to Subsection 6.4(b)(v), the Managing Member may make any elections under the Code and/or applicable state or local tax Laws, and the Managing Member shall be absolved from all liability for any and all consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such election. Notwithstanding the foregoing, the Managing Member shall make the election provided for in Section 754 of the Code, if requested to do so by any Member.

(e) The Members agree, for income tax purposes, that:

(i) The Company Bonds shall be treated as debt of GECC and not as debt of the Company;

(ii) An amount equal to the net proceeds of the Company Bonds shall be treated as Transferred in cash by GECC to the Members in proportion to their Percentage Interests (each such Transfer a “Deemed Transfer”);

(iii) Each Deemed Transfer to PTLC or PAG shall be treated as the proceeds of a loan from GECC to such Member (each such loan a “Funding Loan”) with a face amount equal to the product of the face amount of the Company Bonds and such Member’s Percentage Interest;

(iv) Each Funding Loan shall be treated as having terms consistent with the agreement among GECC, PTLC and PAG, as reflected in this Agreement and the Indemnification Agreements, relating to their economic sharing of obligations relating to the Company Bonds, including, but not by way of limitation, the treatment of all Co-Obligation Fees paid or accrued by PTLC or PAG under the Indemnification Agreements as interest paid or accrued on such Member’s Funding Loan and the treatment of all payments by PTLC or PAG of an Indemnified Amount described in Section 3(i) or Section 3(ii) of the Indemnification Agreements or, to the extent related to the Co-Obligation Fee under the Indemnification Agreements or to payments referred to in Section 3(i) or Section 3(ii) of the Indemnification Agreements, Section 3(v) of the Indemnification Agreements as payments made on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan;

(v) Each Member shall be treated as having contributed cash, in an amount equal to the amount of the Deemed Transfer to such Member, to the Company as a Capital Contribution on the date the Company Bonds are issued;

(vi) All payments (including principal and interest) by the Company on, or of financing costs or other fees or expenses with respect to, the Company Bonds shall be treated as distributed in cash to the Members in proportion to their Percentage Interests on the date such payment is made, with amounts so treated as distributed to PTLC or PAG further treated as used to make payments (including principal and interest) to GECC on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan, and then used by GECC to make payments (including principal and interest) on, or of financing costs or other fees or expenses with respect to, the Company Bonds;

(vii) All Fall Away Payment Amounts (as defined in the Indemnification Agreements) treated under this Agreement as distributed to PTLC or PAG shall be treated as used by such Member to make payments (including principal and interest) to GECC on, or of financing costs or other fees or expenses with respect to, such Member’s Funding Loan, and then used by GECC to make payments (including principal and interest) on, or of financing costs or other fees or expenses with respect to, the Company Bonds; and

(viii) Any Additional Capital Contribution Loan to a Delinquent Member will be treated as a loan of cash equal to the face amount of such loan to such Delinquent Member from the Non-Delinquent Member providing the funds, followed by a contribution of such cash by such Delinquent Member to the Company.

The Members are aware of the income tax consequences of the above characterizations of the Company Bonds and the related payments and expenses described in this Subsection 8.2(e) and hereby agree to be bound by the provisions of this Subsection 8.2(e) in reporting such items for income tax purposes.

(f) The Managing Member shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code (the “Tax Matters Partner”) and shall serve in any similar capacity under applicable state, local or foreign Law. The GE Representative Member shall be given at least fifteen (15) Business Days advance notice from the Tax Matters Partner of the time and place of, and shall have the right to participate in (i) any administrative proceeding relating to the determination at the Company level of partnership items on which the Members, rather than the Company, are taxable and (ii) any discussions with the Internal Revenue Service (or other governmental tax authority) relating to the allocations pursuant to Article 5 of this Agreement. The Tax Matters Partner shall not initiate any action or proceeding in any court in its capacity as Tax Matters Partner, extend any statute of limitation, or take any other action contemplated by Sections 6222 through 6232 of the Code (or similar state, local or foreign Laws with respect to income or income-based taxes that apply to the Members rather than the Company) if such initiation, extension or other action would legally bind any other Member or the Company without the approval of the GE Representative Member, which approval will not be unreasonably withheld or untimely delayed. The Tax Matters Partner shall from time to time upon request of any other Member confer, and cause the Company’s tax attorneys and accountants to confer, with such other Member and its attorneys and accountants on any matters relating to a Company tax return or any tax election.

(g) The Company shall provide such other information as may be reasonably required for the Member to timely comply with applicable financial and tax reporting requirements or their customary financial and tax reporting practices, and the Company shall provide substantially the same accounting assistance to GECC or PAG or their Affiliates with respect to the Company as PTLC provided to them for the 2011 fiscal year with respect to the Partnership, which assistance shall include (i) booking the GE Members’ share of the Profits, Losses, items of income, gain, loss, deduction or credit, distributions or other items of the Company’s activities in the GECC ledger at the end of each quarter of the Company Year and (ii) preparing quarterly accounting closing schedules at the end of each quarter of the Company Year.

ARTICLE 9

TRANSFERS AND SALES

9.1 Transfer of Interests of Managing Member and PTLC Consolidated Group. Notwithstanding anything to the contrary contained in this Article 9 or any other provision of this Agreement:

(a) The Managing Member shall not withdraw from the Company or resign as Managing Member nor shall it Transfer all or any portion of its Member Interest as a Managing Member, except in each case (i) as a consequence of a Sale mandated by Subsection 9.4(a), (ii) for the Sale of a portion but not all of the Managing Member’s Interests pursuant to Subsection 9.2(b)(ii) or Section 9.3, or (iii) with the prior written approval of all of the Members. Upon the consummation of any such Transfer, the Member Interest so Transferred will automatically and simultaneously convert into a non-managing Member Interest.

(b) The Managing Member shall be liable to the Company for any withdrawal or resignation in violation of Subsection 9.1(a) above, or for a withdrawal by the Managing Member from the Company as its Managing Member arising out of the Bankruptcy of a member of the PTLC Consolidated Group other than the Partnership or a Subsidiary of the Partnership.

(c) Notwithstanding anything to the contrary set forth in this Agreement, Sections 9.1, 9.2 and 9.3 will not apply to (i) any Sale of Collateral (as defined in the Indemnification Agreements) pursuant to any of the Indemnification Agreements, (ii) a Third Party Sale or Equity Offering as contemplated by Article 10, (iii) any Sale of Member Interests by the GE Members contemporaneously with any Sale pursuant to Subsections 9.1(c)(i) or 9.1(c)(ii) to the same buyer group, or (iv) any Sale of Member Interests by the GE Members in anticipation of or at or following any Sale pursuant to Subsections 9.1(c)(i) or 9.1(c)(ii) if the Sale pursuant to Subsections 9.1(c)(i) or 9.1(c)(ii) would reasonably be expected to result in such GE Members being prohibited by Law from owning their Member Interests; provided, that, if any Member Interests held by the Managing Member are Sold pursuant to such Sale, such interests shall automatically and simultaneously convert into non-managing Member Interests upon the consummation of such Sale; provided, further, that, if any such Sale results in a Sale of all remaining Member Interests held by the Managing Member, a new Managing Member shall be designated at that time by the GE Members and PAG pursuant to a majority vote of the aggregate Percentage Interests held by GE Members and PAG at that time.

(d) For so long as members of the GECC Consolidated Group hold, in the aggregate, ten percent (10%) or more of the aggregate Percentage Interests, the PTLC Consolidated Group shall be required at all times to hold not less than a twenty-five percent (25%) Percentage Interest, except as a consequence of a Sale mandated by Subsection 9.4(a) or as a result of a Third Party Sale or an Equity Offering involving Member Interests of the PTLC Consolidated Group.

9.2 Transfer or Sale of Member Interests.

(a) Commencing as of the Effective Time, no Member may Transfer all or any portion of its Member Interest to any Person except (i) as provided in Subsection 9.1(c), (ii) as permitted by the further provisions of this Section 9.2 and Section 9.3 (subject to the provisions of Sections 9.1 and 9.5), or (iii) as required by Section 9.4, at all times subject to Sections 9.1 and 9.10.

(b) (i) Each of GE Truck Leasing Holdco, GE Logistics Holdco and GE Tennessee may Sell all or any portion of its Member Interests from time to time to any member or members of the GECC Consolidated Group, and (ii) PTLC may Sell a portion but not all of its Member Interests from time to time to any member or members of the PAG Consolidated Group or to any member or members of the PTLC Consolidated Group.

(c) PAG may Sell all or any portion of its Member Interests from time to time to any member or members of the PTLC Consolidated Group or any member or members of the PAG Consolidated Group.

(d) As security for the performance of the Backstop Indemnity Obligation by each of PTLC and PAG, each of PTLC and PAG may grant to GECC a security interest in, or otherwise pledge to GECC, such Member’s Member Interests and any and all rights with respect thereto.

(e) In the event of any Sale pursuant to Subsection 9.2(b) or (c) and the assignee in such Sale shall cease at any time for any reason (other than as a result of a change in Generally Accepted Accounting Principles after the Effective Time) to be a member of the GECC Consolidated Group, the PTLC Consolidated Group or the PAG Consolidated Group, as the case may be, then such assignee shall concurrently with ceasing to be a member of the applicable Consolidated Group Sell such Member Interests to a Person that is a member of the applicable Consolidated Group.

(f) Prior to and as a condition to any Sale pursuant to Subsections 9.2(b), 9.2(c) or 9.2(e), the assignee shall agree in writing with the Company to be bound by all of the terms and conditions of this Agreement in the same manner as the assignor.

9.3 Right of First Offer.

(a) Commencing as of the Effective Time, no Member may Transfer all or any portion of its Member Interest to any Person except (i) as provided in Subsection 9.1(c), (ii) as permitted by the further provisions of Section 9.2 and this Section 9.3 (subject to the provisions of Sections 9.1 and 9.5), or (iii) as required by Section 9.4, at all times subject to Sections 9.1 and 9.10.

(b) For purposes of this Section 9.3, members of the GECC Consolidated Group, members of the PTLC Consolidated Group and members of the PAG Consolidated Group shall each be deemed a single Member.

(c) The Managing Member may not Transfer all or any portion of its Member Interest as a Managing Member, but, in connection with any Sale of a portion, but not all, of its Member Interests by the Managing Member in accordance with this Section 9.3, such interest shall automatically and simultaneously convert into a non-managing Member Interest upon the consummation of such Sale. No Member may Sell all or any portion of its Member Interest, unless (i) such portion of its Member Interest constitutes a Percentage Interest of at least five percent (5%) unless such Member is selling all of its then-held Member Interests, taken as a whole, immediately prior to the consummation of such Sale, and (ii) the consideration for such Sale consists solely of cash and/or a promissory note; provided, however, that if a promissory note shall form a portion of the consideration being offered by a third-party offeror, such note must (A) be issued by the party which proposes to acquire the Member Interest, (B) bear an interest rate not less than the then-current market rate for a note of such creditworthiness, terms and conditions and tenor and (C) not represent more than fifty percent (50%) of the total amount of the consideration being offered for such Member Interest. In the event that (I) a Member (other than PTLC with respect to the Member Interest held by PTLC as Managing Member) proposes to Sell all or any portion of its Member Interest (an “Initiated Offer”), or (II) a Member shall have received an offer from a third party to acquire such Member’s Member Interest (or such portion thereof) that the Member proposes to accept (provided that the Managing Member shall not be permitted to Sell all of its Member Interests held in its capacity as a Managing Member) (a “Third-Party Proposed Sale”), then in either such event such Member (the “Offering Member”) shall first offer (the “Offer”) in writing (which Offer shall set forth the price and all other material terms of such proposed Sale, and, in the case of a Third-Party Proposed Sale, have attached to it a copy of such third party’s written offer to purchase) to sell its Member Interest (or such portion thereof) (individually or collectively, the “Offered Interest”) to the other Members (the “Offeree Members”) at the price and on the other financial terms specified in the Offer and on substantially the same as the terms (other than price and the other financial terms) as are set forth in the Purchase and Sale Agreement, dated as of March 26, 2009 pursuant to which PTLC3 Holdings Co. LLC purchased a Partnership Interest from GE Logistics Holdco. A copy of such Offer shall also be provided to the Managing Member at the same time as it is provided to the other Members.

(d) Within sixty (60) days (or such longer period as the Offering Member and the Offeree Members may agree) after the date of the Offer each Offeree Member must provide notice to the Offering Member and the Managing Member (the “Response Notice”) that such Offeree Member either (i) agrees to purchase its proportion, based on its Percentage Interests relative to the aggregate Percentage Interests held by all Offeree Members as of the date of the Offer, of the Offered Interest, at the offering price and on the other terms set forth in the Offer or at such other price and on such other terms as the Members may agree or (ii) declines to accept the Offer; provided, that, if the Offering Member is also proposing to Sell Partnership Interests concurrently to the same purchaser or affiliated group of purchasers, each Offeree Member must either (A) agree to purchase its proportion of Member Interests and Partnership Interests, collectively, as provided under Section 9.3 of the Partnership Agreement or (B) decline to accept the Offer for the offered Member Interests and Partnership Interests collectively, and the provisions of Section 9.3 of the Partnership Agreement shall govern exclusively such collectively offered Member Interests and Partnership Interests.

(e) If the Response Notices of the Offeree Members constitute an acceptance, collectively, for the entire Offered Interest, the parties will consummate the Sale of the Offered Interest at the time and in the manner set forth in Subsections 9.3(g) and 9.5(a). Unless otherwise agreed by the accepting Offeree Members (the “Accepting Members”), the right to purchase the Offered Interest will be allocated among the Offeree Members pro rata based on the relative Percentage Interests held by all Offeree Members for Member Interests as of the date of the Offer. If the Response Notices of the Offeree Members do not constitute an acceptance, collectively, for the entire Offered Interest, then at the end of the sixty (60) day period (as it may be extended pursuant to Subsection 9.3(d) above) (or, if earlier, when all Response Notices have been received) set forth in Subsection 9.3(d), the Offering Member shall provide written notice to the Accepting Members pursuant to which the Accepting Members shall have the option to elect to purchase, for a period of thirty (30) days following the date of such notice, all (but not less than all) of the portion of the Offered Interest that the non-Accepting Members did not elect to purchase, in proportion to the relative Percentage Interests (disregarding the Percentage Interests of the non-Accepting Members) of such Accepting Members (or on such other basis as the Accepting Members determine) and on substantially the same terms and conditions described in Subsection 9.3(c).

(f) If (i) none of the Offeree Members delivers a Response Notice (or the Offeree Members otherwise decline to purchase all of the Offered Interest) within the sixty (60) day period (as it may be extended pursuant to Subsection 9.3(d) above) set forth in Subsection 9.3(d) or (ii) after the end of the thirty (30) day period set forth in Subsection 9.3(e), the Accepting Members have not elected to purchase all of the Offered Interest, then in each case the Offeree Members will be deemed to have declined to exercise their rights under this Section 9.3 and the Offering Member shall, with respect to the Offered Interest only, have the right, if an Initiated Offer, to, at the Offering Partner’s sole expense, not violative of Law or Section 9.5(b), launch a confidential marketing process (which may include the engagement of financial advisors and other advisors to conduct a customary auction sale process in which potential buyers are required to enter into confidentiality agreements contemplated by clause (e) of Subsection 6.8), and, if an Initiated Offer or a Third Party Proposed Sale, enter into negotiations with a third party or enter into a definitive agreement, to Sell the Offered Interest in respect of an Offer at the same or a higher price and upon terms and conditions that are no less favorable in the aggregate to the Offeree Members than as set forth in the Offer (other than those representations, warranties, covenants, indemnities and other agreements customary for similar transactions) for a period of one-hundred eighty (180) days, which period may be extended as agreed upon by the Offering Member and the Offeree Members.

(g) If an Offeree Member or Members shall have accepted the Offer in accordance with Subsections 9.3(d) and (e), then the Offering Member shall Sell the Offered Interest to the Accepting Members (or to such nominees of the Accepting Members as the Accepting Members may specify in writing to the Offering Member not less than three (3) Business Days prior to the closing of such purchase and Sale) and the Sale of the Offered Interest to the Accepting Members (or such nominees, as the case may be) shall be consummated within ninety (90) days thereafter, which period shall if all other conditions to closing have been satisfied except for required regulatory approvals (and those conditions that by their terms are to be satisfied at closing), be extended, unless the Offering Member and the Accepting Members otherwise agree in writing, for as long as reasonably necessary in order to obtain such regulatory approvals (until such time as it is determined that such approvals will not be obtained), at the principal office of the Company or such other location as the Offering Member and the Accepting Members (or their nominees) may agree, at which time the Offering Member shall Sell to the Accepting Members (or their nominees) the Offered Interest, free and clear of all Liens, claims, options to purchase and other restrictions of any nature whatsoever, except those set forth in this Agreement, against payment in cash of the purchase price therefor; provided, however, that in the event that the Accepting Members (or their nominees) shall be purchasing the Offered Interest at the price set forth in the Offer pertaining thereto, and the terms of such Offer shall state that the third-party offeror offered to acquire the Offered Interest for consideration consisting of cash and (subject to the first proviso in Subsection 9.3(c) above) a promissory note, then the Accepting Members (or their nominees) shall pay to the Offering Member the purchase price for the Offered Interest in cash, in an amount equal to the sum of (i) the amount of the purchase price which would have been paid in cash by the third-party offeror as set forth in the Offer, plus (ii) the principal amount of the promissory note which would have been delivered by the third-party offeror as set forth in the Offer.

(h) In the event that any proposed Sale of a Member Interest to a third party shall not have been consummated within the 90 days after the execution of the underlying definitive agreement referred to in Subsection 9.3(f) (which period shall, if all other conditions to closing have been satisfied except for required regulatory approvals (and those conditions that by their terms are to be satisfied at closing), automatically be extended for as long as reasonably necessary in order to obtain such regulatory approvals (until such time as it is determined that such approvals will not be obtained)), any such proposed Sale, or any further proposed Sale, of such Member Interest shall again be subject to the provisions of this Section 9.3.

9.4 Certain Changes of Control.

(a) In the event that (i) Penske Corporation, at any time and for any reason, either (A) shall have ceased to own, directly or indirectly, at least fifty-one percent (51%) of the outstanding common stock or other voting securities of Penske Transportation Holdings Corp. and (1) in an election of directors for which proxies are not solicited under the Exchange Act, Penske Corporation and/or its Affiliates by vote of their own shares and shares for which they have obtained proxies from other shareholders, shall be unable to elect at least half of the directors of Penske Transportation Holdings Corp., or (2) in an election of directors for which proxies are solicited under the Exchange Act, proxies for management nominees and the vote of Penske Corporation and/or its Affiliates and other persons shall not have resulted in the election of management nominee directors who aggregate at least half of the directors elected, or (B) shall have ceased to own, directly or indirectly, at least twenty-five percent (25%) of the outstanding common stock or other voting securities of Penske Transportation Holdings Corp., or (ii) Penske Transportation Holdings Corp., at any time and for any reason, shall have ceased to own, directly or indirectly, and have voting control over at least eighty percent (80%) of the outstanding common stock or other voting securities of the PTLC Consolidated Group member or members then holding Member Interests (excluding the Company and Company Sub from the PTLC Consolidated Group for this determination), then from and after the occurrence of any of the events specified in clauses (i)(A), (i)(B) and (ii) above, the GE Members or any nominee(s) thereof shall have the right, but not the obligation (which right shall expire one hundred eighty (180) days from the date on which the GE Representative Member shall have received the notice referred to in the last sentence of this Subsection 9.4(a)), to purchase from such holders and any of the members of the PAG Consolidated Group then holding Member Interests, one hundred percent (100%) of their respective Member Interests and 100% of their respective Partnership Interests at a purchase price, payable in cash, to be determined as of the date the GE Representative Member shall advise PTLC and PAG of its or its nominee(s)’s decision to acquire one hundred percent (100%) of the Member Interests and one hundred percent (100%) of the Partnership Interests held by the PTLC Consolidated Group and the PAG Consolidated Group pursuant to this Subsection 9.4(a) by means of the appraisal procedure set forth in Subsection 9.4(c) of the Partnership Agreement. PTLC shall give prompt written notice to the GE Representative Member of the occurrence of any of the events specified in clauses (i)(A), (i)(B) or (ii) of this Subsection 9.4(a).

(b) In the event that GECC at any time and for any reason shall have ceased to own, directly or indirectly, and have voting control over eighty percent (80%) of the outstanding common stock or other voting securities of the GECC Consolidated Group member or members then holding Member Interests, then from and after the occurrence of such events, PTLC or any nominee(s) thereof shall have the right, but not the obligation (which right shall expire one hundred eighty (180) days from the date on which PTLC shall have received the notice referred to in the last sentence of this Subsection 9.4(b)), to purchase from such holders one hundred percent (100%) of their respective Member Interests and one hundred percent (100%) of their respective Partnership Interests at a purchase price, payable in cash, to be determined as of the date PTLC shall advise such holders of its or its nominee(s)’s decision to acquire one hundred percent (100%) of their respective Member Interests and one hundred percent (100%) of their respective Partnership Interests pursuant to this Subsection 9.4(b) by means of the appraisal procedure set forth in Subsection 9.4(c) of the Partnership Agreement. The GE Representative Member shall give prompt written notice to PTLC of the occurrence of any of the events specified in this Subsection 9.4(b).

9.5 Certain General Provisions.

(a) Any amounts payable in cash by any party pursuant to this Subsection 9.3 or Subsection 9.4 shall be effected by means of wire transfer of immediately available funds to such account or accounts in the United States as the payee shall specify not less than one (1) Business Day prior to the date on which such payment is to occur.

(b) Notwithstanding anything to the contrary set forth in Subsection 9.2, 9.3 or 9.4, in the event that the acquisition by a Person of a Member Interest pursuant to any such provision would result in the Company ceasing to enjoy the status of a limited liability company under Delaware Law, then such Person shall not effect such acquisition, but such Person may effect the acquisition through an Affiliate of such Person or member of such Person’s consolidated group if such acquisition eliminates the cessation of the Company enjoying the status of a limited liability company under Delaware Law.

(c) The Members agree, upon request of the Managing Member, to execute such certificates or other documents and perform such acts as the Managing Member reasonably deems appropriate to preserve the status of the Company as a limited liability company, upon or after the completion of any Transfer of any Member Interest, under Delaware Law.

(d) Notwithstanding anything to the contrary in this Agreement, (i) in the event of the consummation of any Sale by a GE Member of Member Interests in accordance with this Article 9, the transferring GE Member may Sell the rights of the GE Representative Member (in whole but not in part) under this Agreement, or (ii) in the event of any Sale of a Member Interest permitted by this Agreement, the transferring GE Member or PTLC may Sell its purchase rights under Subsections 9.4(a) or (b), respectively.

(e) Notwithstanding anything to the contrary set forth in this Agreement, in the event of any Sale of a Member Interest permitted by this Agreement, the transferor Member shall not cease to be a Member or be deemed to have withdrawn as a Member until the transferee of such Member Interest shall have been admitted as a Member pursuant to Section 9.10 below.

(f) The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof. Accordingly, and notwithstanding any of the provisions of this Agreement to the contrary, the provisions of this Subsection 9.5(f) shall govern any Sale of Member Interests for so long as the Company determines (in the Company’s sole discretion) to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act. In the event of any conflict between the provisions of this Section 9.5 and any other provision of this Agreement, the provisions of this Section 9.5(f) shall govern.

(i) All Member Interests shall be offered and Sold without registration under the Securities Act in transactions that are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and/or in transactions otherwise exempt from such requirements and in any event only to persons that are Qualified Purchasers that meet the requirements of paragraph (iii) of this Section 9.5(f) in reliance on the exception from registration as an investment company provided by Section 3(c)(7) of the Investment Company Act.

(ii) Member Interests may be Sold to a transferee only if such transferee is a Qualified Purchaser (and meets the requirements as set forth in paragraph (iii) of this Section 9.5(f), as certified in a transfer certificate (in the form attached hereto as Exhibit B) delivered to the Managing Member) and the Sale is exempt from the registration requirements of the Securities Act.

(iii) The Company has not registered and does not intend to register as an investment company under the Investment Company Act in reliance on the exception from such registration provided in Section 3(c)(7) thereof. Member Interests are to be offered and Sold only to persons that are Qualified Purchasers (and meet the other requirements set forth in Annex 1 hereto). Each initial Member shall represent, warrant, acknowledge and agree, and each subsequent purchaser or other transferee of a Member Interest will, by its acceptance or purchase thereof, represent, warrant, acknowledge and agree, to the restrictions as set forth in Annex 1 hereto. In addition, at any time that a Member shall make a contribution of capital to the Company, whether pursuant to the provisions of Section 3.2 hereof or otherwise, such Member shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 hereto. If a holder of a Member Interest shall at anytime after its acquisition of such Member Interest be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1, it shall provide prompt notice thereof to the Managing Member.

(iv) The Members agree that Schedule B hereto, and any amendment thereto delivered to the Members in accordance with the provisions of Section 6.3(c) hereof, shall bear the restrictive legend substantially in the form set out in Exhibit A hereto, for so long as the Company determines to retain its ability to rely on the exception provided by Section 3(c)(7) of the Investment Company Act. The Company shall not delete or change such legend without the approval of the GE Representative Member in its sole discretion that the Company does not desire to retain its ability to rely on the exception from registration under the Investment Company Act pursuant to Section 3(c)(7) thereof.

(v) In addition, whether or not the Company is relying on Section 3(c)(7) of the Investment Company Act, Schedule B hereto will bear such part of the legend set forth in Exhibit A that is applicable to the Securities Act (or a legend substantially to such effect) for so long as such portion of the legend and the restrictions on Sale set forth therein are required to ensure that Sales thereof comply with the provisions of the Securities Act.

(vi) No Member Interest shall be Sold unless it is to a transferee that is a Qualified Purchaser and meets the other requirements set forth in Annex 1 hereto. Notwithstanding anything to the contrary in this Agreement, no Sale of a Member Interest may be made if such Sale would require registration of the Company under the Investment Company Act. Each person that purchases or otherwise acquires a Member Interest will be required to certify in a transfer certificate in the form set forth in Exhibit B that it meets the requirements set forth above under Annex 1 hereto. In addition to the other requirements herein, the Managing Member may request such additional documents and certifications as it may reasonably deem necessary (including but not limited to an opinion of counsel) in order to verify that a Sale of a Member Interest is exempt from or not subject to registration under the Securities Act and other applicable securities laws and would not require the Company to register under the Investment Company Act. The Managing Member may deem as void and of no effect and deny any Sale of a Member Interest if it reasonably determines that such Sale is subject to but not registered or exempt from registration under applicable securities laws or could require the Company to register under the Investment Company Act.

(vii) Any purported Sale of a Member Interest or any beneficial interests therein that is in breach, at the time made, of any transfer restrictions set forth in this Agreement will be void ab initio. The Managing Member shall be entitled to require any holder of a Member Interest that is determined not to have been a Qualified Purchaser (or to have not met the other requirements set forth under Annex 1 hereto) at the time of acquisition of such Member Interest, to forthwith Sell such Member Interest to a person that is a Qualified Purchaser meeting the requirements set forth under Annex 1 hereto in a transaction that is exempt from the registration requirements of the Securities Act. If such holder (or beneficial owner) fails to effect an immediate Sale of such Member Interest, the Managing Member may cause such holder’s Member Interest to be Sold to a person that certifies to the Managing Member that it is a Qualified Purchaser meeting the other requirements set forth in Annex 1 hereto and is aware that the Sale is being made pursuant to an exemption from the Securities Act, together with the other acknowledgements, representations and agreements made by a transferee of a Member Interest. After the receipt of a written notice from the Managing Member of any such Sale, the Managing Member may treat the transferee of such Member Interest as the owner thereof for all purposes hereunder.

(viii) Until the Company determines (with the consent of the GE Representative Member in its sole discretion) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to offer a Member Interest in its own or any affiliated participant-directed employee plan.

(ix) Until the Company determines (with the consent of the GE Representative Member in its sole discretion) not to retain its ability to qualify for the exception from registration provided by Section 3(c)(7) of the Investment Company Act, the Members shall not cause the Company to issue any Member Interest or any other security or interest therein except pursuant to substantially the same provisions as are set forth in this Section 9.5(f).

9.6 Allocation of Profits, Losses and Distributions Subsequent to Sale. All Profits, Losses, or any other items of income, gain, loss, deduction, or credit of the Company attributable to any Member Interest acquired by reason of any Sale of such Member Interest (i) that are allocable, in accordance with Subsection 5.5(c) to the portion of the Company Year ending on the effective date of the Sale shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferor, and (ii) that are allocable, in accordance with Subsection 5.5(c), to subsequent periods shall be allocated, and any distributions made with respect thereto shall be distributed, to the transferee. The effective date of any Transfer permitted under this Agreement, subject to the provisions of Section 9.9 below, shall be the close of business on the Business Day the Company is notified of the Sale.

9.7 Death, Incompetence, Bankruptcy, Liquidation or Withdrawal of a Member. The death, incompetence, Bankruptcy, liquidation or withdrawal of a Member shall not cause (in and of itself) a dissolution of the Company, but the rights of such a Member to share in the Profits and Losses of the Company, to receive distributions and to assign its Interest pursuant to this Article 9, on the happening of such an event, shall devolve on its beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling its estate or administering its property, and the Company shall continue as a limited liability company. Such successor or personal representative, however, shall become a substituted member only upon compliance with the requirements of Section 9.10 hereof with respect to a transferee of a Member Interest. The estate of a Bankrupt Member shall be liable for all the obligations of the Member.

9.8 Satisfactory Written Assignment Required. Anything herein to the contrary notwithstanding, both the Company and the Managing Member shall be entitled to treat the transferor of a Member Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions of cash or other property made in good faith to it, until such time as a written assignment or other evidence of the consummation of a Sale that conforms to the requirements of this Article 9 and is reasonably satisfactory to the Managing Member has been received by and recorded on the books of the Company, at which time the Sale shall become effective for purposes of this Agreement.

9.9 Transferee’s Rights. Any purported Transfer of a Member Interest which is not in compliance with this Agreement shall be null and void and of no force or effect whatsoever. A permitted transferee of any Member Interest pursuant to Sections 9.1, 9.2, 9.3, 9.4 or 9.7 hereof or any transferee of a Member Interest pursuant to the Indemnification Agreements shall be entitled to receive, in accordance with Section 9.6, allocations of Profits, Losses, or other items of income, gain, loss, deduction, or credit of the Company attributable to such Member Interest and allocable to periods after the effective date of the Transfer, and distributions of cash or other property from the Company made with respect to periods after the effective date of the Transfer, but shall not become a Member unless and until admitted pursuant to Section 9.10 hereof.

9.10 Transferees Admitted as Members. The assignee or transferee of any Member Interest shall be admitted as a Member only upon the satisfaction of the following conditions:

(a) A duly executed and acknowledged written instrument of Sale, in a form reasonably acceptable to the Managing Member, and either a copy of each of this Agreement and, in the case of PAG or a Penske Member, the applicable Indemnification Agreement duly executed by the transferee or an instrument of assumption in form and substance satisfactory to the GE Representative Member setting forth the transferee’s agreement to be bound by the provisions of this Agreement and, in the case of PAG or a Penske Member, the applicable Indemnification Agreement (including the portion of the Backstop Indemnity Obligation corresponding to the Member Interests being Transferred) have been delivered to the Company; provided that the GE Representative Member shall have the opportunity to request additional information or documentation reasonably necessary to make a determination that the assumption of Backstop Indemnity Obligation is being made by a creditworthy party; provided further that the assumption of such Backstop Indemnity Obligation shall not release the transferring Member of any of its obligations under the Backstop Indemnity Obligation unless such transferring Member is PAG and the Transfer is effected in accordance with Section 9.4(c) of the Indemnification Agreement executed by PAG; and

(b) The transferee has paid any fees and reimbursed the Company for any expenses paid by the Company in connection with the Sale and admission.

The effective date of an admission of an assignee of a Member and the withdrawal of the transferring Member, if any, shall be the first day which is the last Business Day of a calendar month to occur following the satisfaction of the foregoing conditions, except as otherwise may be agreed by all the Members in writing.

Notwithstanding anything to the contrary in this Agreement, each Member agrees that any Sale of Collateral (as defined in the Indemnification Agreements) taken in accordance with the Indemnification Agreements or a Third Party Sale or Equity Offering as contemplated by Article 10 shall be valid and effective (including, without limitation, under Section 18-702 of the Delaware Act), without further approval or other action by any Member, to transfer all right, title and interest of each applicable Member in the Member Interest so sold (including, without limitation, the rights to (x) share in profits and losses, (y) receive distributions and (z) receive allocations of income, gain, loss, deduction, credit or similar item) to any Person in accordance with the Indemnification Agreements, this Agreement and applicable law.

ARTICLE 10

REFINANCING; OTHER MATTERS REGARDING THE COMPANY BONDS

10.1 Third Party Sale. If an Event of Default with respect to PTLC or PAG has occurred under any of the Indemnification Agreements which is continuing, the GE Representative Member will immediately have the right at any time thereafter to cause the Company to Sell to a third party at a price for cash, and upon other terms and conditions, all as determined in good faith by the GE Representative Member, all or a portion of the Company Sub or all or a portion of the Company Sub’s Partnership Interest sufficient as determined in good faith by the GE Representative Member to cure the Event of Default (each, a “Third Party Sale”). The expenses of such Third Party Sale shall be paid from the gross proceeds of such Third Party Sale and the net proceeds of such Third Party Sale shall be available for distribution by the Company in accordance with the provisions of Section 5.1. No such Third Party Sale will Transfer directly or indirectly the Company Sub’s rights as general partner of the Partnership. Upon the consummation of (a) any Sale of all of the Company Sub or all of the Company Sub’s Partnership Interest, if the Company Sub is then the general partner of the Partnership, the Company Sub’s general partner Partnership Interest shall automatically convert into a limited partner Partnership Interest and, effective immediately prior to such conversion, PTLC’s interest in the Partnership shall automatically convert into a general partner Partnership Interest and (b) any Sale of any portion of the Company Sub’s Partnership Interest at a time when the Company Sub is the general partner of the Partnership, such Sold Partnership Interest shall automatically convert to a limited partner Partnership Interest.

10.2 Refinancing. Provided that no Event of Default has occurred under any of the Indemnification Agreements which is continuing, no later than one (1) year prior to the maturity date of the Company Bonds, the Members will meet at a mutually agreeable time and location to attempt to decide jointly whether to pursue one of the following in order for the Company to pay the Maturity Obligations due on the Company Bonds at maturity: (a) contribute cash to the Company in the form of additional Capital Contributions; (b) pursue a refinancing of the Company Bonds (with or without GECC’s co-obligation or similar credit support in GECC’s sole discretion) (a “Refinancing”), provided that as an alternative to a Refinancing, the Members may discuss the defeasance or repayment in full of a Members’ portion of the Maturity Obligations due on the Company Bonds at maturity; or (c) pursue one (1) or more equity offerings by the Company or the Company Sub, either of newly issued Member Interests or of Partnership Interests held by Company Sub, the proceeds of which shall be used to repay the Company Bonds and which would include the automatic conversion of the Managing Member’s Partnership Interest effective immediately prior to such sale into a general partner Partnership Interest with respect to any sale of all of the Partnership Interest held by Company Sub if such conversion has not previously occurred (an “Equity Offering”). If (i) the Members cannot agree in each Member’s respective sole discretion on the method for paying the Maturity Obligations in a reasonable period of time, and the Penske Members and PAG have not provided sufficient evidence satisfactory to the GE Members (in the reasonable discretion of the GE Members) of the ability and intent of the Penske Members and PAG to pay their respective portions of the Maturity Obligations as provided herein, or (ii) an Event of Default has occurred under any of the Indemnification Agreements which is continuing, then, commencing one hundred eighty (180) days prior to the maturity date of the Company Bonds, upon notice by the GE Representative Member delivered to the Managing Member no later than one hundred fifty (150) days prior to the maturity date of the Company Bonds (the “Transaction Notice”) the GE Representative Member will have the right in its sole discretion, absent an agreement in writing among the GE Representative Member, the Penske Members and PAG (which agreement in writing shall be at the sole discretion of the GE Representative Member) to another course of action (an “Alternate Transaction”) to pursue, and to cause the Company and/or the Company Sub to consummate, a Third Party Sale, Refinancing or Equity Offering on terms negotiated by the GE Representative Member in good faith, without any guarantees, pledges or contributions by the other Members or their respective Parent Companies; provided that such other Members will, upon request by the GE Representative Member, absent an Alternate Transaction, enter into indemnity, backstop and security arrangements on the same terms as provided in the Indemnification Agreements with respect to the Company Bonds and; provided, further, that in the event of a Refinancing, the refinancing instrument shall have the same duration, tenor, and other terms and conditions as the Company Bonds (except the interest rate). Upon receipt of the Transaction Notice, promptly and in any event within the immediately succeeding ninety (90)-day period thereafter (or such other period as agreed to by the Members), the Penske Members will have the opportunity to demonstrate to the GE Representative Member that the consummation of a Third Party Sale, Refinancing or Equity Offering, as applicable, would result in material disproportionate adverse tax impacts on the Penske Members or any of their Parent Companies or PAG related to such Members’ Member Interest or Partnership Interest (the “Rebuttal”). If a Rebuttal is received by the GE Representative Member, the Penske Members will have the opportunity to propose alternate structures for the Third Party Sale, Refinancing or Offering, as applicable, to minimize the effect of such adverse tax impacts (the “Alternative Structure” or “Alternative Structures”) and the GE Representative Member will use its commercially reasonable efforts to assist the Penske Members or PAG with devising such Alternative Structure(s), but the GE Representative Member shall not be obligated to utilize such Alternative Structure(s) if such structures are not reasonably acceptable to the GE Representative Member. The Members hereby agree that in no event will indemnification be required for any potential adverse tax impacts arising in connection with the consummation of a Third Party Sale, Refinancing or Offering or Alternative Structure. For the avoidance of doubt, (I) the opportunity to provide a Rebuttal or propose Alternative Structures by the Penske Members or PAG does not in any way affect or limit the right of the GE Representative Member to consummate a Third Party Sale, Refinancing or Equity Offering pursuant to this Section 10.2 and (II) a Third Party Sale, Refinancing or Equity Offering contemplated by this Section 10.2 need not be consummated prior to or simultaneously with the payment of the Maturity Obligations due on the Company Bonds at maturity.

10.3 Fall Away Event. At all times after the Fall Away Event, the Company will pay to GECC, absent the consummation of an Alternate Transaction that fully funds the total amount of Interest Obligations and Maturity Obligations then remaining, the amount of any Interest Obligations or Maturity Obligations, and all expenses relating to the Company Bonds while the Company Bonds remain outstanding, to the extent of the Company’s cash and cash equivalents, except for the Permitted Working Capital, prior to the scheduled interest payment dates, with respect to the Interest Obligations, and the scheduled maturity date of the Company Bonds, with respect to the Maturity Obligations, in each case as set forth in the Company Bond Indenture as in effect on the date hereof, unless any amendment or waiver thereto is consented to by the Penske Members (whether or not the Company Bonds remain outstanding until their scheduled maturity date or are amended or modified after the Fall Away Event). Such payments shall be deemed distributions in proportion to the Percentage Interests of each of the Members, with the amounts that are deemed distributions to PTLC and PAG deemed to be payments to GECC of their respective obligations under the Backstop Indemnity Obligation.

10.4 Receipt of Funds in Respect of Company Bonds. The GE Representative Member shall be responsible for directing the Trustee to disburse any funds to which the Company is entitled under the Company Bond Indenture following (a) the Fall Away Event or (b) the date on which the Company Bonds cease to be outstanding. The GE Representative Member shall direct that any such funds shall be disbursed first to GECC to repay the amount of Interest Obligations or Maturity Obligations GECC has paid and has not otherwise been reimbursed (including any amounts payable to GECC with respect thereto under the Indemnification Agreements). Any funds in excess of such amounts shall be disbursed to the Company. Any such payments to GECC under this Section 10.4 shall be deemed distributed in proportion to the Percentage Interest of each of the Members, with the amounts that are deemed distributions to PTLC and PAG deemed to be payments to GECC of their respective obligations under the Backstop Indemnity Obligation.

10.5 Backstop Indemnity Obligations. Notwithstanding anything in this Agreement or the Indemnification Agreements to the contrary, PTLC’s and PAG’s respective Backstop Indemnity Obligations shall continue to be effective, or be reinstated, as the case may be, if at any time payment of any of the funds out of the Funding Subaccount to or for the account of GECC is rescinded or must otherwise be restored or returned upon any Bankruptcy of any Member or its Affiliates or otherwise.

ARTICLE 11

LIABILITY OF MEMBERS

11.1 Liability of Members.

(a) Except as otherwise specifically provided by the Act, no Member will be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company.

(b) Notwithstanding any other provision of this Agreement or any duty otherwise existing at Law or in equity, each Non-Managing Member, will, to the maximum extent permitted by Law, including Section 18-1101(d) of the Act, owe no fiduciary duties to the Company, the other Members or any other Person bound by this Agreement as long as the Non-Managing Members act, subject to their rights under Subsection 11.1(c), in accordance with the implied contractual covenant of good faith and fair dealing, including good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict or eliminate the duties and liabilities of any Non-Managing Member otherwise existing at Law or in equity, are agreed by the Members to modify to that extent the other duties and liabilities of the Non-Managing Members.

(c) Except as expressly provided in this Agreement, whenever in this Agreement a Non-Managing Member is permitted or required to take any action or to make a decision, the Non-Managing Member may take the action or make the decision in its sole discretion, and the Non-Managing Member may consider, and make its determination based on, the interests and factors as it desires.

ARTICLE 12

DISSOLUTION

12.1 Events of Dissolution. The Company shall continue until December 31, 2023, or such later date as the Members may unanimously agree, unless sooner dissolved upon the earliest to occur of the following events, which shall cause an immediate dissolution of the Company:

(a) the sale, exchange or other disposition of all or substantially all of the Company’s assets; or

(b) such earlier date as the Members shall unanimously elect.

12.2 Final Accounting. Upon the dissolution of the Company, a proper accounting shall be made by the Company’s Auditor from the date of the last previous accounting to the date of dissolution.

12.3 Liquidation. Upon the dissolution of the Company, the Managing Member or, if there is no Managing Member, a person approved by the Members and the GE Representative Member, shall act as liquidator to wind up the Company. The liquidator shall have full power and authority to sell, assign and encumber any or all of the Company’s assets, subject to the provisions of the Partnership Agreement, and to wind up and liquidate the affairs of the Company in an orderly and business-like manner. All proceeds from liquidation shall be distributed in the following orders of priority: (a) to the payment and discharge of the debts and liabilities of the Company (other than liabilities for distributions to Members), (b) to the payment of expenses of liquidation, (c) to the setting up of such reserves as the liquidator may reasonably deem necessary for any contingent liability of the Company (other than liabilities for distributions to Members), and (d) the balance to the Members in accordance with their Percentage Interests.

12.4 Cancellation of Certificate. Upon the completion of the distribution of Company assets as provided in Section 12.3 hereof, the Company shall be terminated and the person acting as liquidator shall cause the cancellation of the Certificate and shall take such other actions as may be necessary or appropriate to terminate the Company.

ARTICLE 13

NOTICES

13.1 Method of Notice. Any notice or request hereunder may be given to any Member at their respective addresses/ numbers set forth below or at such other address/ number as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder may be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, or (d) electronic transmission or facsimile (or such other e-mail address or number as may hereafter be specified in a notice designated as a notice of change of address), with electronic confirmation of its receipt and subsequently confirmed by registered or certified mail or overnight courrier. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (i) when personally delivered to any officer of the party to whom it is addressed, (ii) on the earlier of actual receipt thereof or five (5) Business Days following posting thereof by certified or registered mail, postage prepaid, (iii) upon actual receipt thereof when sent by a recognized overnight delivery service or (iv) upon actual receipt thereof when sent by electronic transmission or by facsimile to the address or number set forth below with electronic confirmation of its receipt, in each case, addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice; provided, that in order for an electronic transmission to constitute proper notice hereunder, such electronic transmission must specifically reference this Section 13.1 and state that it is intended to constitute notice hereunder:

(1) If to PTLC at:	Penske Truck Leasing Corporation 2675 Morgantown Road, Reading, Pennsylvania 19607 Attention: Senior Vice President — General Counsel Facsimile: 610-775-6330 E-mail Address: mike.duff@penske.com

with a copy to:	Penske Truck Leasing Corporation 2675 Morgantown Road, Reading, Pennsylvania 19607 Attention: Senior Vice President — Finance Facsimile: 610-775-5064 E-mail Address: frank.cocuzza@penske.com

and a copy to:	Penske Corporation 2555 Telegraph Road, Bloomfield Hills, MI 48302 Attention: Executive Vice President and General Counsel Facsimile: 248-648-2135 E-mail Address: larry.bluth@penskecorp.com

(2) If to PAG at:

Penske Automotive Group, Inc.

2555 Telegraph Road

Bloomfield Hills, Michigan 48302

Attention: Senior Vice President — General Counsel

Facsimile: 248-648-2515

E-mail Address: sspradlin@penskeautomotive.com

with a copy to:	Penske Automotive Group, Inc. 2555 Telegraph Road Bloomfield Hills, Michigan 48302 Attention: Chief Financial Officer Facsimile: 248-648-2515 E-mail Address: dave.jones@penskeautomotive.com

and a copy to:	Penske Corporation 2555 Telegraph Road, Bloomfield Hills, MI 48302 Attention: Executive Vice President and General Counsel Facsimile: 248-648-2135 E-mail Address: larry.bluth@penskecorp.com

(3) If to GE Truck Leasing Holdco at:	GE Capital Truck Leasing Holding Corp. 901 Main Avenue, 3rd Floor Norwalk, Connecticut 06851 Attention: Dennis Murray, President Facsimile: 203-823-4502 E-mail Address: Dennis.Murray@ge.com

with a copy to:	GE Capital Finance 901 Main Avenue, 6th Floor Norwalk, Connecticut 06851 Attention: Strategic Transactions Counsel Facsimile: 203-750-7098 Email: mark.landis@ge.com

(4) If to GE Logistics Holdco at:	Logistics Holding Corp. 1209 Orange Street Wilmington, Delaware 19808

with a copy to:

GE Equipment Services Division

901 Main Avenue, 3rd Floor

Norwalk, CT 06851

Attention: Senior Counsel—Strategic

Transactions and Relations, Equipment Services

Facsimile: 203-663-8207

E-mail Address: joseph.lincoln@ge.com

(5) If to GE Tennessee at:	General Electric Credit Corporation of Tennessee 2 Bethesda Metro Center, Suite 600 Bethesda, Maryland 20814 Attention: Deneen Sanders Facsimile: (312) 602-3937 E-mail Address: Deneen.sanders@ge.com

with a copy to:	GE Capital Finance 901 Main Avenue, 6th Floor Norwalk, Connecticut 06851 Attention: Strategic Transactions Counsel Facsimile: (203) 750-7098 Email: mark.landis@ge.com

13.2 Computation of Time. In computing any period of time under this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or non-Business Day.

ARTICLE 14

INVESTMENT REPRESENTATIONS

14.1 Investment Purpose. Each Member represents and warrants to the Company and to each other Member that it has acquired its member interest in the Company for its own account, for investment only and not with a view to the distribution thereof, except to the extent provided in or permitted by this Agreement.

14.2 Investment Restriction. Each Member recognizes that (a) the member interests in the Company have not been registered under the Securities Act in reliance upon an exemption from such registration, and agrees that it will not Transfer its member interest in the Company (i) in the absence of an effective registration statement covering such member interest under the Securities Act, unless such Transfer is exempt from registration for any proposed sale, and (ii) except in compliance with all applicable provisions of this Agreement, and (b) the restrictions on Transfer imposed by this Agreement may severely affect the liquidity of an investment in member interests in the Company.

ARTICLE 15

GENERAL PROVISIONS

15.1 Amendment; Waiver. Except as provided in Subsection 6.3(c) and subject to Section 15.6 below, this Agreement may not be amended nor may any rights hereunder be waived without the prior written approval of (a) the Managing Member and (b) the Non-Managing Members holding a majority of the aggregate Percentage Interests of all Non-Managing Members, provided that no such amendment or waiver shall disproportionately and adversely affect the rights or obligations of any Member under this Agreement without the consent of such Member. The Managing Member shall give written notice to all Non-Managing Members promptly after any amendment has become effective.

15.2 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the Laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of Laws.

15.3 Binding Effect. Except as provided otherwise herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

15.4 Separability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.5 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.6 No Third-Party Rights. Nothing in this Agreement shall be deemed to create any right in any person not a party hereto (other than the permitted successors and assigns of a party hereto) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (except as aforesaid). Notwithstanding the foregoing, the parties hereto agree that GECC is a third-party beneficiary of Section 3.2, Section 3.3, Section 5.1, Section 10.3, Section 10.4 and Section 10.5 and no such Section may be amended, restated, supplemented or otherwise modified, or any of such provisions waived, without the prior written and manually signed consent of a duly authorized officer of GECC.

15.7 Waiver of Partition and Application for Dissolution. Each Member, by requesting and being granted admission to the Company, is deemed to waive (a) until termination of the Company any and all rights that it may have to maintain an action for partition of the Company’s assets and (b) the right to apply for dissolution of the Company pursuant to § 18-802 of the Act.

15.8 Nature of Interests. All Company property, whether real or personal, tangible or intangible, shall be deemed to be owned by the Company as an entity, and none of the Members shall have any direct ownership of such property.

15.9 Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be an original instrument and all of which, when taken together, shall constitute one and the same Agreement. Delivery of an executed signature page of this Agreement by email, PDF or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written, effective as of the close of the Company’s business as of the Effective Time.

MANAGING MEMBER:

PENSKE TRUCK LEASING CORPORATION

By:	/s/ Frank Cocuzza
Name:	Frank Cocuzza
Title:	Senior Vice President-Finance

MEMBERS:

GE CAPITAL TRUCK LEASING HOLDING CORP.

By:	/s/ Dennis M. Murray
Name:	Dennis M. Murray
Title:	President

GENERAL ELECTRIC CREDIT CORPORATION OF TENNESSEE

By:	/s/ Dennis M. Murray
Name:	Dennis M. Murray
Title:	Vice President

LOGISTICS HOLDING CORP.

By:	/s/ Dennis M. Murray
Name:	Dennis M. Murray
Title:	President

PENSKE AUTOMOTIVE GROUP, INC.

By:	/s/ David Jones
Name:	David Jones
Title:	Executive Vice President and Chief Financial Officer

Schedule A

Name and Address	Initial Capital Contribution
Managing Member

Penske Truck Leasing Corporation	$2,054,000
Non-Managing Members

GE Capital Truck Leasing Holding Corp.	$1,865,500
General Electric Credit Corporation of Tennessee	$25,000
Logistics Holding Corp.	$604,500
Penske Automotive Group, Inc.	$451,000

Schedule B

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER. EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT. ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY. IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Company Name

“LJ VP Holdings LLC”

Percentage Interests

As of the Effective Time

Name and Address	Percentage Interest
Managing Member

Penske Truck Leasing Corporation 2675 Morgantown Road, Reading, Pennsylvania 19607	41.08%
Non-Managing Members

GE Capital Truck Leasing Holding Corp. 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808	37.31%
General Electric Credit Corporation of Tennessee 2 Bethesda Metro Center, Suite 600,	0.50%
Bethesda MD 20814
Logistics Holding Corp. 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808	12.09%
Penske Automotive Group, Inc. 2555 Telegraph Road, Bloomfield Hills, Michigan 48302	9.02%

Exhibit A

FORM OF RESTRICTIVE LEGEND

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER. EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY

BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT . ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY. IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

Exhibit B

FORM OF TRANSFER CERTIFICATE

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of LJ VP Holdings LLC.

The undersigned purchaser of a Member Interest hereby represents, warrants and agrees, that:

(A)	the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interest has not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)	the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)	neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any parent company that meets the definition of a qualified purchaser) will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)	Schedule B setting forth the Percentage Interests in the Company bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER. EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT . ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY. IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)	the purchaser and each account for which it is purchasing:

(i)	in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)	is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iii)	was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)	either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act and the rules thereunder;

(v)	will provide notice of the transfer restrictions described in this certificate of transfer to any subsequent transferees;

(vi)	may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in this certificate of transfer and the Agreement on behalf of itself and each account for which it is purchasing.

(F)	if at any time it shall make a contribution of capital to the Company, whether pursuant to the provisions of Section 3.2 of the Agreement or otherwise, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in Annex 1 to the Agreement and that if, at anytime after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in Annex 1 to the Agreement, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act. The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above. The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Dated:
[Type or print name of Transferee]

By:

Authorized Signatory

Annex 1

TRANSFER RESTRICTIONS

The provisions of this Annex 1 will be applicable to the Member Interests for so long as the Company determines (in the Company’s sole discretion) to retain its ability to qualify for the exception provided by Section 3(c)(7) of the Investment Company Act. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement of which this Annex 1 forms a part.

Each purchaser and holder of a Member Interest (including those set forth in Schedule B to the Agreement as they exist from time to time, including as a result of transfers, in each case as of the time of purchase), by virtue of its acquisition and holding of such Member Interest, represents and agrees as follows:

(A)	the purchaser (i) is a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act and the rules and regulations thereunder, (ii) is aware that the Company will not be registered under the Investment Company Act in reliance on the exemption set forth in Section 3(c)(7) thereof and that the Member Interests have not been and will not be registered under the Securities Act and (iii) is acquiring such Member Interest for its own account or the account of one or more qualified purchasers as to which the purchaser exercises sole investment discretion and for which all of the other representations and warranties set forth herein and in the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement, as the case may be, are true and correct;

(B)	the purchaser is not purchasing the Member Interest with a view to the resale, distribution or other disposition thereof in violation of the Securities Act;

(C)	neither the purchaser nor any account for which the purchaser is acquiring the Member Interest will hold such Member Interest for the benefit of any other person and the purchaser and each such account (and any parent company that meets the definition of a qualified purchaser) will be the sole beneficial owners thereof for all purposes and will not sell participation interests in the Member Interest or enter into any other arrangement pursuant to which any other person will be entitled to an interest in any payments on or based on the Member Interest;

(D)	Schedule B setting forth the Percentage Interests in the Company shall bear a legend to the following effect:

LJ VP HOLDINGS LLC (THE “COMPANY”) HAS NOT BEEN REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THE MEMBER INTERESTS SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND NEITHER THE MEMBER INTERESTS NOR ANY BENEFICIAL INTERESTS THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT TO A PERSON WHO IS A “QUALIFIED PURCHASER” WITHIN THE MEANING OF SECTION 2(a)(51) OF THE INVESTMENT COMPANY ACT AND THE RULES AND REGULATIONS THEREUNDER (“QUALIFIED PURCHASER”) ACQUIRING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A PERSON WHO IS A QUALIFIED PURCHASER (AN “ELIGIBLE PURCHASER”) AND EACH SUCH PERSON AND ACCOUNT FOR WHICH SUCH PERSON IS PURCHASING (A) IN THE AGGREGATE OWNS AND INVESTS ON A DISCRETIONARY BASIS NOT LESS THAN $25,000,000 IN INVESTMENTS (AS DEFINED IN ANNEX 2), (B) IS NOT (X) A PARTNERSHIP, COMMON TRUST FUND, SPECIAL TRUST, PENSION FUND OR RETIREMENT PLAN OR OTHER ENTITY IN WHICH THE PARTNERS, BENEFICIARIES, SECURITY OWNERS OR PARTICIPANTS, AS THE CASE MAY BE, MAY DESIGNATE THE PARTICULAR INVESTMENTS TO BE MADE OR THE ALLOCATION THEREOF, UNLESS EACH SUCH PARTNER, BENEFICIARY, SECURITY OWNER OR PARTICIPANT EMPOWERED ALONE OR WITH OTHER PARTNERS, BENEFICIARIES, SECURITY OWNERS OR OTHER PARTICIPANTS TO MAKE SUCH DECISIONS MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, OR (Y) OR AN ENTITY THAT HAS INVESTED MORE THAN 40% OF ITS ASSETS IN SECURITIES OF THE COMPANY, GIVING EFFECT TO THE AMOUNT INVESTED IN CONNECTION WITH ITS ACQUISITION HEREOF OR A BENEFICIAL INTEREST HEREIN, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH HEREIN FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, (C) WAS NOT FORMED, REFORMED, RECAPITALIZED, OPERATED OR ORGANIZED FOR THE SPECIFIC PURPOSE OF PURCHASING THE MEMBER INTEREST OR INVESTING IN THE COMPANY, UNLESS EACH BENEFICIAL OWNER OF THE ELIGIBLE PURCHASER’S SECURITIES MEETS ALL REQUIREMENTS SET FORTH IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY (THE “AGREEMENT”) FOR QUALIFICATION AS AN ELIGIBLE PURCHASER, AND (D) EITHER (X) IS NOT AN ENTITY ORGANIZED PRIOR TO APRIL 30, 1996 THAT IS EXCEPTED FROM THE INVESTMENT COMPANY ACT PURSUANT TO SECTION 3(C)(1) OR 3(C)(7) THEREOF OR (Y) HAS RECEIVED THE CONSENT OF THE BENEFICIAL OWNERS OF ITS SECURITIES WITH RESPECT TO ITS TREATMENT AS A QUALIFIED PURCHASER IN THE MANNER REQUIRED BY SECTION 2(A)(51)(C) OF THE INVESTMENT COMPANY ACT AND THE RULES THEREUNDER. EACH HOLDER AND TRANSFEREE OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN, BY VIRTUE OF SUCH HOLDING AND ACQUISITION, REPRESENTS THAT IT AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, AND WILL NOT TRANSFER ITS MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN EXCEPT TO AN ELIGIBLE PURCHASER WHO, PRIOR TO SUCH TRANSFER, MAKES THE REPRESENTATIONS AND AGREEMENTS ON BEHALF OF ITSELF AND EACH ACCOUNT FOR WHICH IT IS PURCHASING SET FORTH IN A TRANSFER CERTIFICATE IN THE FORM ATTACHED AS EXHIBIT B TO THE AGREEMENT. ANY PURPORTED TRANSFER OF A MEMBER INTEREST OR ANY BENEFICIAL INTERESTS THEREIN THAT IS IN BREACH, AT THE TIME MADE, OF ANY TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT WILL BE VOID AB INITIO. IF AT ANY TIME THE COMPANY DETERMINES IN GOOD FAITH THAT A HOLDER OR BENEFICIAL OWNER OF A MEMBER INTEREST OR BENEFICIAL INTEREST THEREIN IS IN BREACH, AT THE TIME GIVEN, OF ANY OF THE TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT, THE COMPANY SHALL CONSIDER THE ACQUISITION OF SUCH MEMBER INTEREST OR SUCH BENEFICIAL INTERESTS THEREIN VOID, OF NO FORCE OR EFFECT AND WILL NOT, AT THE DISCRETION OF THE COMPANY, OPERATE TO TRANSFER ANY RIGHTS TO THE TRANSFEREE NOTWITHSTANDING ANY INSTRUCTIONS TO THE CONTRARY TO THE COMPANY. IN ADDITION, THE COMPANY MAY REQUIRE SUCH ACQUIRER OR BENEFICIAL OWNER TO SELL ITS MEMBER INTEREST OR SUCH BENEFICIAL INTEREST THEREIN TO AN ELIGIBLE PURCHASER.

(E)	the purchaser and each account for which it is purchasing:

(i)	in the aggregate owns and invests on a discretionary basis not less than $25,000,000 in investments (as defined in Annex 2);

(ii)	is not (x) a partnership, common trust fund, special trust, pension fund or retirement plan or other entity in which the partners, beneficiaries, security owners or participants, as the case may be, may designate the particular investments to be made or the allocation thereof, unless each such partner, beneficiary, security owner or participant empowered alone or with other partners, beneficiaries, security owners or other participants to make such decisions meets all requirements set forth herein for qualification as an eligible purchaser, or (y) or an entity that has invested more than 40% of its assets in securities of the Company, giving effect to the amount invested in connection with its acquisition of the Member Interest or a beneficial interest therein, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iii)	was not formed, reformed, recapitalized, operated or organized for the specific purpose of purchasing the Member Interest or investing in the Company, unless each beneficial owner of the eligible purchaser’s securities meets all requirements set forth herein for qualification as an eligible purchaser;

(iv)	either (x) is not an entity organized prior to April 30, 1996 that is excepted from the Investment Company Act pursuant to section 3(c)(1) or 3(c)(7) thereof or (y) has received the consent of the beneficial owners of its securities with respect to its treatment as a “qualified purchaser” in the manner required by section 2(a)(51)(c) of the Investment Company Act;

(v)	will provide notice of the transfer restrictions described in Section 9.5(f) of the Agreement to any subsequent transferees; and

(vi)	may not transfer the Member Interest or beneficial interests therein except to a transferee who can make the same representations and agreements as set forth in Section 9.5(f) of the Agreement on behalf of itself and each account for which it is purchasing.

(F)	if at any time it shall make a contribution of capital to the Company, whether pursuant to the provisions of Section 3.2 of the Agreement or otherwise, it shall, by such action, represent, warrant, acknowledge and agree to the restrictions as set forth in this Annex 1 and that if, at anytime after its acquisition of a Member Interest it shall be unable to make the representations, warranties, acknowledgments and agreements set forth in this Annex 1, it shall provide prompt notice thereof to the Managing Member.

The purchaser acknowledges that the Member Interest is being offered only in a transaction not involving any public offering within the meaning of the Securities Act. The Member Interests have not been and will not be registered under the Securities Act and the Company has not been or will be registered under the Investment Company Act, and, if in the future the purchaser decides to offer, resell, pledge or otherwise transfer the Member Interest, such Member Interest may be offered, resold, pledged or otherwise transferred only in accordance with the legend appearing above the schedule of Percentage Interests on Schedule B to the Agreement described above. The purchaser acknowledges that no representation is made by the Company as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Member Interest.

Annex 2

Investments. For the purposes of the definition of Qualified Purchaser, “investments” are defined as follows:

1.	Securities (as defined by Section 2(a)(1) of the Securities Act), other than securities of an issuer that controls, is controlled by, or is under common control with, the Prospective Qualified Purchaser that owns such securities, unless the issuer of such securities is:

i.	An Investment Vehicle;

ii.	A Public Company; or

iii.	A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Prospective Qualified Purchaser acquires the securities of a Section 3(c)(7) Company;

2.	Real estate held for investment purposes;

3.	Commodity Interests held for investment purposes;

4.	Physical Commodities held for investment purposes;

5.	To the extent not securities, financial contracts (as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act entered into for investment purposes;

6.	In the case of a Prospective Qualified Purchaser that is a Section 3(c)(7) Company or a commodity pool, any amounts payable to such Prospective Qualified Purchaser pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the Prospective Qualified Purchaser upon the demand of the Prospective Qualified Purchaser; and

7.	Cash and cash equivalents (including foreign currencies) held for investment purposes. For purposes of this definition, cash and cash equivalents include:

i.	Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held for investment purposes; and

ii.	The net cash surrender value of an insurance policy.

For the purpose of the meaning of “investments”:

A.	Commodity Interests means commodity futures contracts, options on commodity futures contracts, and options on physical commodities traded on or subject to the rules of:

a.	Any contract market designated for trading such transactions under the Commodity Exchange Act and the rules thereunder; or

b.	Any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act.

B.	Family Company means a company described in paragraph (A)(ii) of Section 2(a)(51) of the Investment Company Act.

C.	Investment Vehicle means an investment company, a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or the exemptions provided by Rule 3a-6 or Rule 3a-7, or a commodity pool.

D.	Physical Commodity means any physical commodity with respect to which a Commodity Interest is traded on a market specified in paragraph A.a. of above.

E.	Prospective Qualified Purchaser means a person seeking to purchase a security of a Section 3(c)(7) Company.

For purposes of determining whether a Prospective Qualified Purchaser is a Qualified Purchaser, the aggregate amount of Investments owned and invested on a discretionary basis by the Prospective Qualified Purchaser shall be the Investments’ fair market value on the most recent practicable date or their cost, provided that:

a.	In the case of Commodity Interests, the amount of Investments shall be the value of the initial margin or option premium deposited in connection with such Commodity Interests; and

b.	In each case, there shall be deducted from the amount of Investments owned by the Prospective Qualified Purchaser the amounts specified in the following two paragraphs, as applicable:

•	In determining whether any person is a Qualified Purchaser there shall be deducted from the amount of such person’s Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments owned by such person.

•	In determining whether a Family Company is a Qualified Purchaser, in addition to the amounts specified in the paragraph above, there shall be deducted from the value of such Family Company’s Investments any outstanding indebtedness incurred by an owner of the Family Company to acquire such Investments.

F.	Public Company means a company that:

a.	Files reports pursuant to section 13 or 15(d) of the Exchange Act; or

b.	Has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act.

G.	Relying Person means a Section 3(c)(7) Company or a person acting on its behalf.

H.	Section 3(c)(7) Company means a company that would be an investment company but for the exclusion provided by section 3(c)(7) of the Investment Company Act.

Valuations. For purposes of determining the amount of Investments owned by a company under Section 2(a)(51)(A)(iv) of the Investment Company Act, there may be included Investments owned by majority-owned subsidiaries of the company and Investments owned by a company (“Parent Company”) of which the company is a majority-owned subsidiary, or by a majority-owned subsidiary of the company and other majority-owned subsidiaries of the Parent Company.

Investment Purposes. For purpose of the meaning “investment purposes”:

1)	Real estate shall not be considered to be held for investment purposes by a Prospective Qualified Purchaser if it is used by the Prospective Qualified Purchaser or a Related Person for personal purposes or as a place of business, or in connection with the conduct of the trade or business of the Prospective Qualified Purchaser or a Related Person, provided that real estate owned by a Prospective Qualified Purchaser who is engaged primarily in the business of investing, trading or developing real estate in connection with such business may de deemed to be held for investment purposes. Residential real estate shall not be deemed to be used for personal purposes if deductions with respect to such real estate are not disallowed by section 280A of the Internal Revenue Code.

2)	A Commodity Interest or Physical Commodity owned, or a financial contract entered into, by the Prospective Qualified Purchaser who is engaged primarily in the business of investing, reinvesting, or trading in Commodity Interests, Physical Commodities or financial contracts in connection with such business may be deemed to be held for investment purposes.